UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PLURISTEM LIFE SYSTEMS, INC.
(Name of small business issuer in its charter)
Nevada	2836	98-0351734
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905 011-972-4-850-1080
(Address and telephone number of principal executive offices)
MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905 011-972-4-850-1080
(Address of principal place of business or intended principal place of business)
Dr, Irit Arbel - Chief Executive Officer c/o The Nevada Agency and Trust Company Suite 880 - Bank of America Plaza 50 West Liberty Street Reno, Nevada 89501

(Name, address and telephone number of agent for service)

Copy of communications to:

Bernard Pinsky, Esq.
Clark, Wilson
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock to be offered for resale by certain selling security holders	4,500,000(2)	$0.66(7)	$2,970,000	$376.30
Common Stock to be offered for resale by certain selling security holders upon exercise of share purchase warrants	3,300,000(3)	$0.75(8)	$2,475,000	$313.58
Common Stock to be offered for resale by a selling security holder upon exercise of share purchase warrants	300,000(4)	$0.75(8)	$225,000	$28.51
Common Stock to be offered for resale by certain other selling security holders	725,483(5)	$0.66(7)	$478,818.78	$60.67
Common Stock to be offered for resale by certain other selling security holders upon exercise of share purchase warrants	725,483(6)	$2.25 (8)	$1,632,336.70	$206.82
Common Stock to be offered for resale by certain other selling security holders upon exercise of share purchase warrants	725,483(6)	$2.70(8)	$1,958,804.10	$248.18
Total Registration Fee				$1,234.06

  Pursuant to Rule 416 under the Securities Act, as amended, this registration statement also covers such indeterminate number of additional shares of common stock as may be issuable to our selling security holders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
  Represents 150% of the 3,000,000 shares of our common stock that were sold to certain selling security holders pursuant to the Securities Purchase Agreements entered into between the selling security holders and our company dated January 15, 2004, which include the shares of our common stock, if any, issuable to these selling security holders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the respective Securities Purchase Agreements or related Registration Rights Agreements.
  Represents 110% of the 3,000,000 shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Securities Purchase Agreements entered into between the selling security holders and our company dated January 15, 2004, which include the shares of our common stock, if any, issuable to these selling security holders as a result of adjustments to the warrants to be made as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the respective Securities Purchase Agreements or related Registration Rights Agreements.
  Represents 300,000 shares of our common stock that are issuable to a selling security holder upon exercise of the warrants issued as finder's fee in connection with the Securities Purchase Agreements entered into between certain selling security holders and our company dated January 15, 2004.
  Represents 725,483 shares of our common stock that were sold to certain selling security holders in a private placement which closed in July of 2003.
  Represents 1,450,966 shares of our common stock that are issuable to certain selling security holders upon exercise of warrants issued in a private placement which closed in July of 2003. 725,483 of those warrants are exercisable at the price of $2.25 per share and will expire on July 16, 2004. 725,483 of those warrants are exercisable at the price of $2.70 per share and will expire on July 16, 2008.
  Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the National Association of Securities Dealers OTC Bulletin Board on February 23, 2004.
  Pursuant to Rule 457(c) and (g), the proposed maximum offering price per share is based on the exercise price therefor on the date hereof.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion
________________, 2004

PLURISTEM LIFE SYSTEMS, INC.
A NEVADA CORPORATION

SHARES OF COMMON STOCK OF PLURISTEM LIFE SYSTEMS, INC.

This prospectus relates to the resale by certain selling security holders of Pluristem Life Systems, Inc. of up to 10,276,449 shares of our common stock. The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay for expenses of this offering.

Each of the selling security holders may be deemed to be an "underwriter," as such term is defined in the Securities Act.

Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "PLRS". On February 23, 2004, the closing bid price of our common stock was $0.65 on the OTC Bulletin Board.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 9 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________________, 2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
PAGE NUMBER
PROSPECTUS SUMMARY	7
RISK FACTORS	9
RISKS RELATED TO OUR BUSINESS AND COMPANY	10
We have not earned any revenues since our incorporation and only have a limited operating history in our current business of developing and commercializing stem cell expansion technology, which raise doubt about our ability to continue as a going concern	10
Our likelihood of profit depends on our ability to develop and commercialize our stem cell expansion technology, which is currently in the development stage. If we are unable to complete the development and commercialization of our stem cell expansion technology successfully, our likelihood of profit will be limited severely.	10
If we encounter problems or delays in the research and development of our PluriX™ Bioreactor system, we may not be able to raise sufficient capital to finance our operation during the period required to resolve the problems or delays.	10
We need to raise additional financing to support the research and development of our PluriX™ Bioreactor system in the future but we cannot be sure we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.	11
If we fail to obtain and maintain required regulatory approvals for our PluriX™ Bioreactor system, our ability to commercialize our PluriX™ Bioreactor system will be limited severely	11
Even if we obtain regulatory approvals to commercialize our technology, we may encounter a lack of commercial acceptance of our PluriX™ Bioreactor system, which would impair the profitability of our business	12
If we do not keep pace with our competitors and with technological and market changes, our technology may become obsolete and our business may suffer.	12
We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.	12
Our success depends in large part on our ability to develop and protect our PluriX™ Bioreactor system technology. If our patents and proprietary right agreements do not provide sufficient protection for our PluriX™ Bioreactor system technology, our business and competitive position will suffer.	12
We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.	13
Potential product liability claims could adversely affect our future earnings and financial condition.	13
Our principal research and development facilities are located in Israel and the unstable military and political conditions of Israel may cause interruption or suspension of our business operations without warning	13

Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.	14
Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.	14
Our stock is considered a "penny stock" and certain securities rules may hamper the tradability of our shares in the market.	14
FORWARD-LOOKING STATEMENTS	14
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	14
THE OFFERING	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
SELLING SECURITY HOLDERS	16
PLAN OF DISTRIBUTION	18
DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS IN THE JANUARY 2004 PRIVATE PLACEMENT	20
DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS IN THE JULY 2003 PRIVATE PLACEMENT	23
LEGAL PROCEEDINGS	24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
DESCRIPTION OF SECURITIES	28
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
DESCRIPTION OF BUSINESS	29
PLAN OF OPERATION	42
DESCRIPTION OF PROPERTY	45
MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS	45
DIVIDEND POLICY	46
EXECUTIVE COMPENSATION	47
REPORTS TO SECURITY HOLDERS	49
FINANCIAL STATEMENTS	49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	84
WHERE YOU CAN FIND MORE INFORMATION	84

As used in this prospectus, the terms "we", "us", "our", and "Pluristem" mean Pluristem Life Systems, Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

Our Business

We are a company engaging in the research and commercialization of an exclusive technology to expand stem cells outside of the human body. Stem cells are unspecialized cells that renew themselves for long periods through cell division. Scientists have developed sufficient fundamental understanding to use stem cells for bone marrow transplants and other methods of cell therapy. However, generally there are not sufficient stem cells available to carry out transplants and other operations on adults. Our technology grows stem cells for potential use in combating fatal disease. We acquired our exclusive technology under a License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. We intend to improve this technology platform and develop it into a functional stem cell expansion system that we can sell or license to other research laboratories, umbilical cord blood banks, or clinics in the future. We have decided to name this system the PluriX™ bioreactor system.

Currently, we are in the research and developmental stage of our PluriX™ bioreactor system and have not begun the process of seeking regulatory approval for marketing our PluriX™ bioreactor system in any jurisdiction.

Our principal executive office is at MATAM Advanced Technology Park, Building No. 20, Haifa, Israel. Our telephone number is 011-972-4-850-1080.

We were incorporated in the State of Nevada under the name A.I. Software, Inc. on May 11, 2001. We were not successful in implementing our initial business plan of developing an artificial intelligence software called "Randomix". In March and April of 2003, our board of directors decided to pursue initiatives in the biotechnology industry as an extension of our business. In May of 2003, we acquired our exclusive technology under a License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. On June 10, 2003, we acquired all of the issued and outstanding shares of a research and development company called Pluristem, Ltd. so we would have the capacity to conduct further research and development of our exclusive technology. On June 25, 2003, we changed our name to Pluristem Life Systems, Inc.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling security holders of Pluristem Life Systems, Inc. of up to 10,276,449 shares of our common stock in connection with the resale of:

  up to 4,500,000 shares of our common stock, representing 150% of the 3,000,000 shares of our common stock that were sold to certain selling security holders pursuant to the Securities Purchase Agreements entered into between the selling security holders and our company dated January 15, 2004, which include up to 1,500,000 shares of our common stock, if any, issuable to these selling security holders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the respective Securities Purchase Agreements or related Registration Rights Agreements - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement";

  up to 3,300,000 shares of our common stock, representing 110% of the 3,000,000 shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Securities Purchase Agreements entered into between the selling security holders and our company dated January 15, 2004, which include up to 300,000 shares of our common stock, if any, issuable to these selling security holders as a result of adjustments to the warrants to be made as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the respective Securities Purchase Agreements or related Registration Rights Agreements - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement";

  up to 300,000 shares of our common stock that are issuable to a selling security holder upon exercise of the warrants issued as a finder's fee in connection with the Securities Purchase Agreements entered into between certain selling security holders and our company dated January 15, 2004 - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement."

  up to 725,483 shares of our common stock that were sold to certain selling security holders in a private placement which closed in July, 2003 - see "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement."; and

  up to 1,450,966 shares of our common stock that are issuable to certain selling security holders upon exercise of warrants issued in a private placement which closed in July, 2003 - see "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement.".

The selling security holders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

Number of Shares Outstanding

There were 26,558,483 shares of our common stock issued and outstanding as at February 23, 2004.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling security holders. We will, however, receive proceeds upon exercise of the share purchase warrants and these proceeds will be used for general working capital purposes. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended June 30, 2003 and June 30, 2002, and our unaudited consolidated financial statements for the six-month period ended December 31, 2003, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 40 of this prospectus.

	For the 6-month period ended December 31, 2003 (unaudited)	For the 6-month period ended December 31, 2002 (unaudited)
Revenue	Nil	Nil
Net Loss for the Period	$693,084	$40,302
Net loss Per Share- basic and diluted	$0.03	$0.001
	As at December 31, 2003 (unaudited)	As at December 31, 2002 (unaudited)
Working Capital (Deficiency)	$(190,701)	$(18,570)
Total Assets	$610,339	$170
Total Share Capital	$1,333,610	$99,635
Accumulated deficit	$(1,233,982)	$(118,205)
Total Stockholders' Equity (Deficiency)	$99,628	$(18,570)

For the year ended June 30, 2003		For the year ended June 30, 2002
Revenue	Nil	Nil
Net Loss for the Period	$462,995	$77,903
Net loss Per Share - basic and diluted	$0.01	$0.03
	As at June 30, 2003	As at June 30, 2002
Working Capital (Deficiency)	$261,619	$(75,403)
Total Assets	$994,592	$16,536
Total Share Capital	$1,031,315	$2,500
Accumulated deficit	$(540,898)	$(77,903)
Total Stockholders' Equity	$490,417	$(75,403)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS AND COMPANY

We have not earned any revenues since our incorporation and only have a limited operating history in our current business of developing and commercializing stem cell expansion technology, which raise doubt about our ability to continue as a going concern.

Our company has a limited operating history in our current business of developing and commercializing stem cell expansion technology and must be considered in the development stage. We were incorporated on May 11, 2001 with a business plan to develop an artificial intelligence software called Randomix. We were not successful in implementing our original business plan in regard to our Randomix software and as a result we decided in April of 2003 to pursue initiatives in the biotechnology industry as an extension to our business. In May of 2003 we entered into a license agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology to acquire an exclusive license for a stem cell expansion technology. In June of 2003, we acquired our wholly-owned subsidiary, Pluristem, Ltd., based in Israel to conduct further research and development of the exclusive stem cell expansion technology licensed to us.

We have not generated any revenues since our inception and we will, in all likelihood, continue to incur operating expenses without significant revenues until we successfully develop and commercialise our stem cell expansion technology. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate any significant revenues or income. These circumstances make us dependent on additional financial support until profitability is achieved. There is no assurance that we will ever be profitable, and we had a going concern note as described in an explanatory paragraph to our consolidated financial statements for the year ended June 30, 2003.

Our likelihood of profit depends on our ability to develop and commercialize our stem cell expansion technology, which is currently in the development stage. If we are unable to complete the development and commercialization of our stem cell expansion technology successfully, our likelihood of profit will be limited severely.

We are engaged in the business of developing and commercializing a technology and proposed device called the PluriX™ Bioreactor system. The proposed function of our PluriX™ Bioreactor system is to allow researchers and physicians to expand hematopoietic stem cells outside of the human body without differentiation so they may use in bone marrow transplants and other methods of cell therapy. Our PluriX™ Bioreactor system is in the development stage and we have not begun the regulatory approval process for our PluriX™ Bioreactor system. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon successful commercialization of our PluriX™ Bioreactor system, which will require significant additional research and development as well as substantial clinical trials.

If we encounter problems or delays in the research and development of our PluriX™ Bioreactor system, we may not be able to raise sufficient capital to finance our operation during the period required to resolve the problems or delays.

Our PluriX™ Bioreactor system is currently in the development stage and we anticipate that we will continue to incur operating expenses without significant revenues until we have successfully completed all necessary research and clinical trials. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights of our technology. Our research and development programs may not be successful, and our cell culture technology may not facilitate the production of cells outside the human body with the expected result. Our PluriX™ Bioreactor system may not prove to be safe and efficacious in clinical trials. If any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issue delaying commercialization and we may not be able to raise capital to finance our continued operation during the period required for resolution of that issue. Accordingly, we may be forced to discontinue or suspend our operations.

We need to raise additional financing to support the research and development of our PluriX™ Bioreactor system in the future but we cannot be sure we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We raised net proceeds of $1,235,752 in a private placement of our securities which closed in July of 2003 and net proceeds of $1,320,000 in another private placement of our securities which closed in January of 2004 to support the development and commercialization of our PluriX™ Bioreactor system. These funds are expended to fund operations until early fall, 2004. Our ability to continue to develop and commercialize the PluriX™ Bioreactor system is dependent upon our ability to raise significant additional financing when needed. If we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology. Our future capital requirements will depend upon many factors, including:

  continued scientific progress in our research and development programs;
  costs and timing of conducting clinical trials and seeking regulatory approvals and patent prosecutions;
  competing technological and market developments;
  our ability to establish additional collaborative relationships; and
  the effect of commercialization activities and facility expansions if and as required.

We have limited financial resources and to date, no cash flow from operations and we are dependent for funds on our ability to sell our common stock, primarily on a private placement basis. There can be no assurance that we will be able to obtain financing on that basis in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. Any sale of our common stock in the future will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct the development and commercialization of our PluriX™ Bioreactor system, which might result in the loss of some or all of your investment in our common stock.

If we fail to obtain and maintain required regulatory approvals for our PluriX™ Bioreactor system, our ability to commercialize our PluriX™ Bioreactor system will be limited severely.

Once fully developed, we intend to market our PluriX™ Bioreactor system primarily in the United States, Europe and Japan. We must obtain the approval of the Food and Drug Administration before commercialization of our technology may commence in the United States and similar agencies in Europe. We may also be required to obtain additional approvals from foreign regulatory authorities to commence our marketing activities in those jurisdictions. If we cannot demonstrate the safety, reliability and efficacy of our PluriX™ Bioreactor system, or of the cells produced in the PluriX™ Bioreactor system, including long-term sustained cell engraftment, or if one or more patients die or suffer severe complications in future clinical trials, the Food and Drug Administration or other regulatory authorities could delay or withhold regulatory approval of our technology.

Furthermore, even if we obtain regulatory approval for our PluriX™ Bioreactor system, that approval may be subject to limitations on the indicated uses for which it may be marketed. Even after granting regulatory approval, the Food and Drug Administration, other regulatory agencies, and governments in other countries will continue to review and inspect marketed products, manufacturers and manufacturing facilities. Later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on the product or manufacturer, including a withdrawal of the product from the market. Further, governmental regulatory agencies may establish additional regulations which could prevent or delay regulatory approval of our technology.

Even if we obtain regulatory approvals to commercialize our technology, we may encounter a lack of commercial acceptance of our PluriX™ Bioreactor system, which would impair the profitability of our business.

Our research and development efforts are primarily directed toward obtaining regulatory approval to market the PluriX™ Bioreactor system as an alternative to, or as an improvement for, the traditional bone marrow harvest and peripheral blood progenitor cell stem cell collection methods. These stem cell collection methods have been widely practiced for a number of years, and our technology may not be accepted by the marketplace as readily as these or other competing processes and methodologies. Additionally, our PluriX™ Bioreactor system may not be employed in all potential applications being investigated, and any reduction in applications would limit the market acceptance of our technology and our potential revenues. As a result, even if we obtain all required regulatory approvals, we cannot be certain that our PluriX™ Bioreactor system will be adopted at a level that would allow us to operate profitably.

If we do not keep pace with our competitors and with technological and market changes, our technology may become obsolete and our business may suffer.

The market for our technology is very competitive, is subject to rapid technological changes and varies for different individual products. We believe that there are potentially many competitive approaches being pursued in competition to our technology, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater resources, more product candidates and have developed product candidates and processes that directly compete with our technology. Our competitors may have developed, or could in the future develop, new technologies that compete with our technology or even render our technology obsolete. Our technology is designed to expand hematopoietic stem cells outside of the human body without differentiation so they may be used in bone marrow transplants and other methods of cell therapy. Even if we are able to demonstrate improved or equivalent results, researchers and practitioners may not use our technology and we will suffer a competitive disadvantage. Finally, to the extent that others develop new technologies that address the targeted application for our PluriX™ Bioreactor system, our business will suffer.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Our success depends on a significant extent to the continued services of certain highly qualified scientific and management personnel, including our President, Dr. Irit Arbel, and our Chief Technology Officer, Dr. Shai Meretzki. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

Our success depends in large part on our ability to develop and protect our PluriX™ Bioreactor system technology. If our patents and proprietary right agreements do not provide sufficient protection for our PluriX™ Bioreactor system technology, our business and competitive position will suffer.

We rely on an exclusive, world-wide license relating to the production of human cells granted to us by the Weizmann Institute of Science and Technion-Israel Institute of Technology for certain of our patent rights. If we materially breach such agreement or otherwise fail to materially comply with such agreement, or if such agreement expires or is otherwise terminated by us, we may lose our rights under the patents held by the Weizmann Institute of Science and Technion-Israel Institute of Technology. At the latest, the license will terminate when the patents underlying the license expire. The underlying patents will expire in approximately 2020. Also, the scope of the patents licensed to us may not be sufficiently broad to offer meaningful protection. In addition, the patents licensed to us could be successfully challenged, invalidated or circumvented so that our patent rights would not create an effective competitive barrier. Significantly, we do not as yet have patents in the United States or Europe or any other major market, although patents have been applied for.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements with our employees, consultants, suppliers and licensees. These agreements may be breached, and we might not have adequate remedies for any breach. If this were to occur, our business and competitive position would suffer.

We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop commercially viable technology without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our PluriX™ Bioreactor system in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our technology and would force us to incur substantial costs regardless of whether we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to curtail or cease the development and commercialization of our PluriX™ Bioreactor system.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of the PluriX™ Bioreactor system during research and development efforts, including future clinical trials, or after commercialization results in adverse affects. As a result, we may incur significant product liability exposure. We may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

Our principal research and development facilities are located in Israel and the unstable military and political conditions of Israel may cause interruption or suspension of our business operations without warning.

Our principal research and development facilities are located in Israel. As a result, we are directly influenced by the political, economic and military conditions affecting Israel. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and, since September 2000, involving the Palestinian population, and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel and companies based in Israel. Acts of random terrorism periodically occur which could affect our operations or personnel.

In addition, Israeli-based companies and companies doing business with Israel, have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel's establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, the Company cannot predict whether or in what manner these problems will be resolved. Also, since the end of September 2000, there has been a marked increase in the level of terrorism in Israel, which has significantly damaged both the Israeli economy and levels of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 45 and 54 years old, depending upon the nature of their military service.

Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

Most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Our stock is considered a "penny stock" and certain securities rules may hamper the tradability of our shares in the market.

See "Market for Common Equity and Related Security Holder Matters".

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 11 to 15, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of Pluristem Life Systems, Inc. of up to 10,276,449 shares of our common stock in connection with the resale of:

  up to 4,500,000 shares of our common stock, representing 150% of the 3,000,000 shares of our common stock that were sold to certain selling security holders pursuant to the Securities Purchase Agreements entered into between the selling security holders and our company dated January 15, 2004, which include the shares of our common stock, if any, issuable to these selling security holders as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the respective Securities Purchase Agreements or related Registration Rights Agreements - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement";

  up to 3,300,000 shares of our common stock, representing 110% of the 3,000,000 shares of our common stock that are issuable to certain security holders upon exercise of warrants issued in connection with the Securities Purchase Agreements entered into between the selling security holders and our company dated January 15, 2004, which include the shares of our common stock, if any, issuable to these selling security holders as a result of adjustments to the warrants to be made as liquidated damages for breach of certain covenants contained in or as a result of adjustments contemplated by certain provisions of the respective Securities Purchase Agreements or related Registration Rights Agreements - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement";

  up to 300,000 shares of our common stock that are issuable to a selling security holder upon exercise of the warrants issued as finder's fee in connection with the Securities Purchase Agreements entered into between certain selling security holders and our company dated January 15, 2004. - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement."

  up to 725,483 shares of our common stock that were sold to certain selling security holders in a private placement which closed in July, 2003 - see "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement."; and

  up to 1,450,966 shares of our common stock that are issuable to certain selling security holders upon exercise of warrants issued in a private placement which closed in July, 2003 - see "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement.".

The selling security holders may sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holder.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders. We will, however, incur all costs associated with this registration statement and prospectus.

Assuming all of the warrants for which the underlying shares of our common stock that are covered by this prospectus are exercised for cash, we will receive cash proceeds from the exercise of the warrants and we will use these proceeds for our general working capital.

DETERMINATION OF OFFERING PRICE

This prospectus covers the resale by the selling security holders named in this prospectus of up to 10,276,449 shares of our common stock. The selling security holder may offer to sell the shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holder.

SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the common stock issued and those issuable to them upon exercise of the share purchase warrants. Because any one of the selling security holders may offer all or only some portion of the shares of common stock registered for such holder, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling security holders as of February 23, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling security holder.

The selling security holders identified by footnote 1 in the table below acquired their beneficial interests in the shares being offered hereby in private placements described in this Prospectus under the caption "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement." The selling security holders identified by footnotes 4 and 5 in the table below acquired their beneficial interests in the shares being offered hereby in private placements described in this Prospectus under the caption "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement."

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. This includes shares which a person or entity has the right to acquire in the next 60 days. However, each selling security holder identified by footnotes 1 or 3 in the table below is subject to certain limitations on the exercise of their warrants, if any. The most significant of these limitations is that such selling security holder may not exercise its warrants, if such conversion or exercise would cause such holder's beneficial ownership of our Common Stock (excluding shares underlying any of their unexercised warrants) to exceed 4.99% of the outstanding shares of Common Stock. Also, for such security holders, the number of shares registered also includes the number of shares which might be issuable on the occurrence of certain events which have not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of Common Stock for some listed selling security holders may include shares that are not subject to purchase during the 60-day period. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.
Name of Selling Security Holder and Position, Office or Material Relationship with Pluristem	Common Shares owned by the Selling Security Holder	Number of Shares Issuable Upon Exercise of all of the Share Purchase Warrants	Shares Offered Pursuant to this Offering	Number of Shares Owned by Selling Security Holder After Offering and Percent of Total Issued and Outstanding if All Shares Offered are Sold
				# of Shares	% of Class
Wayne Saker	200,000(1)	200,000(1)	400,000(2)	0	0
Notzer Chesed	200,000(1)	200,000(1)	400,000(2)	0	0
Alpha Capital AG	800,000(1)	800,000(1)	1,600,000(2)	0	0
Generation Capital Associates	200,000(1)	200,000(1)	400,000(2)	0	0
Professional Traders Fund, LLC	200,000(1)	200,000(1)	400,000(2)	0	0

David Klugmann	100,000(1)	100,000(1)	200,000(2)	0	0
Bristol Investment Fund, Ltd.	600,000(1)	600,000(1)	1,200,000(2)	0	0
Gross Foundation, Inc.	200,000(1)	200,000(1)	400,000(2)	0	0
Stonestreet LP	400,000(1)	400,000(1)	800,000(2)	0	0
Brickman Investments	100,000(1)	100,000(1)	200,000(2)	0	0
Yokim Asset Management Corp.	0	300,000(3)	300,000	0	0
Ilana Rachmilovitz	100,000(4)	200,000(5)	300,000	0	0
Osnat Reuveni	83,333(4)	166,666(5)	249,999	0	0
Elazar Nehoray	69,444(4)	138,888(5)	208,332	0	0
Iris Nehoray	69,444(4)	138,888(5)	208,332	0	0
Altshuler Shaham Ltd.	55,556(4)	111,112(5)	166,668	0	0
Tsuot Sufa Mutual Fund Ltd.	27,778(4)	55,556(5)	83,334	0	0
David Weiss	27,778(4)	55,556(5)	83,334	0	0
Ruth Karasik	55,556(4)	111,112(5)	166,668	0	0
Hirsch Wolf	83,333(4)	166,666(5)	249,999	0	0
Ultimedia Sales Inc.	55,556(4)	111,112(5)	166,668	0	0
Shlomo Shmuelov	13,889(4)	27,778(5)	41,667	0	0
Magellan Summit Ltd.	11,039(4)	22,078(5)	33,117	0	0
Joseph Zikri	31,111(4)	62,222(5)	93,333	0	0
Yossef Meir Blonder	19,444(4)	38,888(5)	58,332	0	0
Ehud Feldman	22,222(4)	44,444(5)	66,666	0	0
TOTAL	3,725,483	4,750,966	8,476,449	0	0%

(1) Represents shares of common stock that were sold to the selling security holder or shares of our common stock that are issuable to the selling security holder upon exercise of the warrant issued to such holder in connection with the Securities Purchase Agreement dated January 15, 2004 between the holder and our company.

(2) We are registering shares equal to 150% of the shares of common stock sold to the holder plus 110% of the shares issuable to the holder upon exercise of those warrants to include shares of our common stock which might be issuable to the selling security holder as liquidated damages or as adjustment in the event of the breach of certain covenants contained in that Securities Purchase Agreement and related Registration Rights Agreement - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement." All such shares are also being offered pursuant to this Offering.

(3) Represents the shares of our common stock that are issuable to the selling security holder upon exercise of a warrant issued to the selling security holder as a finder's fee in connection with the Securities Purchase Agreements entered into between certain selling security holders and the company dated January 15, 2004 - see "Description of the Agreements with Certain Selling Security Holders in the January 2004 Private Placement."

(4) Represents the shares of our common stock sold to the selling security holder in a private placement which closed in July, 2003 - see "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement.".

(5) Represents the shares of our common stock that are issuable to the selling security holder upon exercise of warrants issued in the private placement which closed in July, 2003. Half of the warrants issued to the selling security holder in the private placement, which closed in July, 2003 will expire on July 16, 2004 while the balance of the warrants will expire on July 16, 2008 - see "Description of the Agreements with Certain Selling Security Holders in the July 2003 Private Placement.".

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the National Association of Securities Dealers OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

(i) a combination of any aforementioned methods of sale; and

(j) any other method permitted pursuant to applicable law.

In the event of the transfer by any selling security holder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any sales of shares may be effected through the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market price prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both. We have agreed to indemnify certain selling security holders and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to which such selling security holders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS
IN THE JANUARY 2004 PRIVATE PLACEMENT

We are registering a portion of the shares offered in this prospectus to satisfy our obligations to certain selling security holders of our common stock who participated in our January 2004 private placement.

Under a Securities Purchase Agreement, dated as of January 15, 2004, between our company and those selling security holders who participated in our January 2004 private placement, the selling security holders collectively purchased 3,000,000 shares of our common stock at the price of $0.50 per share. In connection with the purchase of our common stock by these holders, we issued to these holders warrants to purchase our common stock in an amount equal to one (1) share of common stock for each share of common stock purchased under the Securities Purchase Agreement.

The warrants are exercisable at a per share exercise price equal to $0.75. This exercise price is also subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger. The warrants provide for cashless exercise rights if, at the time they are exercised after May 15, 2004, there is no effective registration statement covering the resale of the holder's shares. The warrants expire approximately three years after issuance, provided, that, under certain conditions (including there being an effective registration statement and the closing price of our common stock being more than $1.00 for each of 10 consecutive trading days), we will have the option to accelerate the expiration date to a date we choose, so long as it is not less than 60 days from the date of our election of that option.

The terms of the warrants specify that the holder can exercise its warrant by giving notice to our company. Each warrant exercise is subject to the following limitation: the holder may not exercise its warrant to the extent that such exercise would result in such holder and its affiliates beneficially owning more than 4.99% of our then outstanding common stock (after taking into account the shares of our common stock issuable upon such warrant exercise). If the holder then disposes of some or all of its holdings, it can again exercise its warrants.

Pursuant to the Securities Purchase Agreement and a Registration Rights Agreement executed and delivered at the same time, we are obligated initially to register under the Securities Act 150% of the number of shares of our common stock sold to the selling security holders who participated in the January 2004 private placement and 110% of the number of shares of our common stock issuable upon exercise of the warrants issued in that private placement. We are also obligated to keep the registration statement of which this prospectus forms a part effective until the earliest of the date on which the holders may sell without restriction all shares registered on their behalf under this prospectus under Rule 144 promulgated under the Securities Act, or the date on which such holders no longer own any of those shares of our common stock or any of those warrants. Additional obligations regarding our registration obligations are described below in this section.

In the Securities Purchase Agreement, we have agreed that, with certain exceptions pre-approved by the holders, we will not enter into any offer or sale of our common stock (or securities convertible into our common stock) with any third party on any date which is earlier than 180 days after the effective date of this prospectus (plus the number of days, if any, during which the registration statement is suspended in the interim). This 180 days prohibition period may be shortened if certain conditions are met (including there being an effective registration statement and the closing price of our common stock being more than $0.80 for each of 10 consecutive trading days).

If we enter into a new third party transaction in breach of our obligations, we will be obligated to pay liquidated damages to the holders by issuing to the holders additional shares of our common stock equal to the number derived from dividing the total purchase price paid by the holders by an adjusted per share purchase price, less the number of our common shares already issued to such holders previously in the private placement. The adjusted per share purchase price will be determined based on the lowest of:

(1) the holder's per share purchase price multiplied by the lower of:

(X) ninety percent (90%), or

(Y) the fraction, the numerator of which is the per share purchase price or conversion price of our common stock in the new transaction, and the denominator is $0.75; or

(2) seventy percent (70%) of the lower of:

(X) the lowest fixed purchase price of any shares of our common stock to be sold in the new transaction, or

(Y) the lowest conversion price which would be applicable under the terms of the new transaction.

We will also adjust the number of warrants issued to such holders to equal the highest of:

(1) the number of shares underlying the warrants as originally contemplated by the Securities Purchase Agreement, or

(2) the number of shares equal to the higher of

(a) one hundred percent (100%), or

(b) the fraction the numerator of which is the number of shares which are eligible to be purchased under the warrant, option or other right issued in the new transaction and the denominator is the total number of shares issued or issuable under the new transaction (without including the number of shares represented in the numerator), multiplied by the number of shares derived by dividing the total purchase price paid by the holders by the lowest of:

(X) the bid price for the trading day immediately preceding the initial closing date of the new transaction,

(Y) $0.50, and

(Z) the adjusted per share purchase price for the holders as described above.

We will also adjust the exercise price for the warrants to be equal to the lowest of:

(1) the holder's per share exercise price multiplied by the fraction the numerator of which is the holder's existing per share exercise price of our common stock and the denominator is $0.75;

(2) the lowest exercise price applicable to the new transaction; and

(3) one hundred fifty percent (150%) of the adjusted per share purchase price for holders as described above.

The holders have consented to us entering a new transaction for the sale of our securities that meets certain terms and conditions. These include:

(A) the offer and sale is made only to one or more accredited investors;

(B) the maximum amount raised in the offer and sale is $1,500,000, less any amount raised in previous allowed new transactions; and

(C) the sale price or conversion price is at least $0.75 and the exercise price of warrants is at least $1.125.

If we enter into an allowed new transaction, we may be obligated to issue to the holders additional shares of our common stock equal to the number of shares derived from dividing the total purchase price paid by the holders by an alternative per share purchase price, less the number of our common shares already issued to such holders previously on account of the holder's purchase price. The alternative per share purchase price will be determined based on the lowest of:

(1) the holder's per share purchase price, or

(2) seventy percent (70%) of the lower of:

(X) the lowest fixed purchase price of any shares of our common stock to be sold in the new transaction; and

(Y) the lowest conversion price which would be applicable under the terms of the new transaction.

We may also be required to adjust the number of warrants issued to the holders to equal to the highest of:

(1) the number of shares underlying the warrants as originally contemplated by the Securities Purchase Agreement, or

(2) the number of shares equal to the higher of

(a) one hundred percent (100%); and

(b) the fraction the numerator of which is the number of shares which are eligible to be purchased under the warrant, option or other right issued in the new transaction and the denominator is the total number of shares issued or issuable under the new transaction (without including the number of shares represented in the numerator), multiplied by the number of shares derived by dividing the total purchase price paid by the holders by the lower of:

(X) $0.50; and

(Y) the alternative per share purchase price for the initial closing date of the allowed new transaction;

We will also adjust the exercise price for the warrants to be equal to the lower of:

(1) the holder's existing per share exercise price; and

(2) the lowest exercise price applicable to the allowed new transaction.

The additional shares, if any, which might be issued to a holder on account of any of the adjustments referred to in the preceding paragraphs are covered by the registration statement and this prospectus.

Under the Registration Rights Agreement, we will be obligated to pay liquidated damages to the holders of our common stock who are parties to that agreement, if the Registration Statement is not filed by February 29, 2004, and if it is not declared effective by May 15, 2004 or if, the effectiveness of the Registration Statement is subsequently suspended for more than certain permitted periods. The permitted suspension periods are up to two periods during any consecutive 12-month period, but each period shall not be for more than 15 days or begin less than 10 days after the preceding suspension period ended. (The first date any such suspension commences, beyond such permitted restrictions, is referred to as a restricted sale date.)

The amount that we must pay to these holders in respect of the liquidated damages associated with the delays in the effective date or after a restricted sale date will be

(A) 2% of the purchase price paid by each holder in the January 2004 private placement during the first three 30-day periods (or part), and

(B) 3% of the principal amount of all that purchase price for each subsequent 30-day period (or part).

After the effective date, the purchase price used in determining the liquidated damages will be based on the remaining unsold shares of Common Stock held by the holder. Notwithstanding the foregoing, no such liquidated damages will be due for the delay in the filing or the effective date if the effective date of this Prospectus actually occurs by June 14, 2004.

The holders have the right to have these liquidated damages paid in shares of Common Stock (valued at the per share purchase price). The additional shares, if any, which might be issued to a holder of the Common Stock in payment of these liquidated damages are covered by the Registration Statement and this Prospectus.

Specific amounts referred to or described in the above description in this subject are subject to adjustment in the event there are capital adjustments or similar private placement, such as a stock split or merger.

If at any time the number of shares of Common Stock to which the holders of our Common Stock and Warrants from the January 2004 private placement are entitled exceeds 85% of the number of shares of Common Stock actually included or registered under the Registration Statement, then we are required to amend the Registration Statement or file a new registration statement for additional shares of our Common Stock in an amount equal to the sum of:

(i) one hundred fifty percent (150%) of the number of shares theretofore issued to the holders plus the number of shares previously issued on exercise of the holders' Warrants,

(ii) the number of adjustment shares referred to above in this section or shares issued as liquidated damages as described above, if any, previously issued or currently issuable, and

(iii) one hundred ten percent (110%) of the number of shares covered by the unexercised Warrants.

Reference is made to the Securities Purchase Agreement, the form of warrants and the Registration Rights Agreement that are filed as exhibits to the registration statement for more complete description of the complex provisions that are summarized under this caption.

DESCRIPTION OF THE AGREEMENTS WITH CERTAIN SELLING SECURITY HOLDERS
IN THE JULY 2003 PRIVATE PLACEMENT

We are registering 2,176,449 shares of our common stock, which represent the shares of our commons stock that were sold or are issuable upon the exercise of warrants issued to certain selling security holders in the private placement that closed on July 16, 2003. The securities were sold under Subscription Agreements made by our company with those selling security holders who collectively purchased a total of $1,305,869.40 in value of our securities. In the private placement, we sold 725,483 units of our securities to a number of investors at the price of $1.80 per unit. Each unit of our securities sold consisted of one share of our common stock and two warrants. One warrant to purchase one share of our common stock is exercisable at the price of $2.25 per share until July 16, 2004 and the second warrant to purchase one share of our common stock is exercisable at the price of $2.70 per share until July 16, 2008. The warrants will expire if not exercised by the date indicated. All warrants are subject to adjustment if there are capital adjustments or similar transactions, such as a stock split or merger. The terms of the warrants specify that the holder can exercise its warrant by giving notice to our company. The warrants and all rights attributed to them are transferable or assignable at the sole discretion of the warrant holder, subject to applicable securities laws and regulatory requirements.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Dr. Irit Arbel	President, Chief Executive Officer and Director	43	May 30, 2003
Meir Segev	Director	53	March 18, 2003
Doron Shorrer	Director	51	October 2, 2003
Hava Meretzki	Director	34	October 2, 2003
Robert Pico	Director	58	October 9, 2003
Shmuel Levi	Chief Financial Officer	55	December 17, 2003
Dr. Shai Meretzki	Chief Technology Officer	34	June 10, 2003

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Dr. Irit Arbel

Dr. Irit Arbel was appointed as our Chief Executive Officer and a director of our Company on May 30, 2003. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Following years of research in the fields of Alzheimer disease, immunology and osteoporosis with numerous publications, Dr. Arbel acquired a wealth of managerial experience through her position as Israeli Sales Manager of Merck, Sharp & Dohme, a leading pharmaceutical company, from 1998 to 2002. From 1995 to 1997, Dr. Arbel served as the head of research for Hadassa - Ein Karem Hospital in Jerusalem, Israel. Dr Arbel specialized in the use of pharmaceuticals for neurology, ophthalmology and dermatology treatments. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel Institute of Technology.

Meir Segev

Meir Segev was appointed as a director of the Company on March 18, 2003. Mr. Segev graduated from the University of Haifa in 1997 with a Bachelor of Arts degree in political science. In addition to the usual course of work in political science, Mr. Segev also attended business management courses such as information technology financial management, solving conflicts in the workplace and negotiation management. In 2003, he graduated from the advanced management program at Wharton Business School in Philadelphia, PA.

Mr. Segev has over 20 years of professional experience with the Israel Security Agency. He first joined the Israel Security Agency in 1982. Most recently, Mr. Segev served as the headquarters division head of the Israel Security Agency and was in charge of the management and strategic planning of resources and budget for the entire organization.

Doron Shorrer

Mr. Shorrer was appointed a director on October 2, 2003. Mr. Shorrer, ISR (CPA) was Chairman of the Board of Phoenix Insurance Company, one of the largest insurance companies in Israel and Mivtachim Pension Benefit Group, the largest pension fund in Israel. Prior to these positions, Mr. Shorrer held senior appointments that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of "Nechasim" of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; Co-Founder and director of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy.

Among many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector in addition to consulting on economic, accounting and taxation issues to a large audience ranging from private concerns to government ministries. Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant (ISR).

Hava Meretzki

Ms. Meretzki was appointed a director on October 2, 2003. Ms. Meretzki, Adv. is a partner in the law firm of Ben-Noun Meretzki in Haifa, Israel. Ms. Meretzki specializes in civil, trade and labor law and is presently Vice-Chairman for the National Council of the Israel Bar Association. Ms. Meretzki previously was a director of the Israel Electric Company. Ms. Meretzki received a Bachelors Degree in Law from the Hebrew University in 1991, and in 1992 was admitted to the Israel Bar Association.

Robert Pico

Mr. Pico was appointed a director on October 9, 2003. Mr. Pico is presently Vice President of Business Development at TranSwitch Corporation (NASDAQ:TXCC). Mr. Pico leads all M&A activities and initialization of start-up companies through seed funding for companies that include: Teraop, Optix, IC41C, Onex (acquired by TXCC), SOSI (acquired by TXCC). Mr. Pico additionally invests on behalf of TranSwitch in companies that demonstrate significant growth opportunities including Accordian Networks. Mr. Pico performs all contract negotiations for TranSwitch when acquiring third party intellectual property such as VLSI cell libraries and semiconductor foundry service contracts from suppliers such as Texas Instruments (NYSE:TXN), TSMC in Taiwan and LSI Logic (NYSE:LSI). Mr. Pico has led the TranSwitch team consummating more than 10 acquisitions and formation of start-up companies spanning Israel, North America, Europe, and Asia. Mr. Pico is a Board member of several of these companies. Mr. Pico joined TranSwitch in 1988 and assisted in its public offering in 1995 on the NASDAQ Exchange.

Mr. Pico has a breadth of corporate management expertise spanning engineering, operations and business development. Prior to his tenure at TranSwitch he held senior positions in both large multi-national corporations such as ITT and United Technologies. Mr. Pico holds a BSEE and MS in Physics from the University of Hartford and Trinity College respectively and has completed his requirements for an MBA in Marketing from the University of Hartford.

Shmuel Levi

Mr. Levi was appointed CFO on December 17, 2003, and prior to that was CFO of our wholly owned subsidiary, Pluristem, Ltd. From 1976 to 1986, Mr. Levi was employed by Delta Galil Industries Ltd., where he held various responsibilities in the fields of economics and finance. From 1986 to 1991, Mr. Levi was the Senior Vice-President for Finance and Administration of North Hills Israel Ltd., where he had an active role its formation as a subsidiary to a public company in the United States. Mr. Levi served as a Corporate Finance Manager of STRAUSS Group from 1991 to 1996. His duties at STRAUSS Group comprised of finance, accounting, economics, budgeting and control, including due diligence responsibility for the acquisition of a subsidiary. From 1996 to 1999, Mr. Levi was the Vice-President for Finance and Control (CFO) for RAFAEL, where he was responsible for finance, economic affairs and budgeting and control. From 1999 to 2003, Mr. Levi has acted various advisory capacities (CFO) in the fields of planning and budgeting, accounting, costing and control, financial reports, financial restructuring and economics affairs. Concurrently, Mr. Levi was involved in due diligence activities for private placements.

Mr. Levi obtained a B.Sc. in Economics and Management Engineering in 1973 and a M.Sc. in Economics in 1976, both from the Faculty of Industrial Engineering, The Technion, Haifa, Israel. Mr. Levi served as an Adjunct Senior Teaching Associate with the Faculty of Industrial and Management Engineering at The Technion.

Dr. Shai Meretzki

Dr. Shai Meretzki was the founder and the chief technology officer of our wholly owned subsidiary, Pluristem, Ltd. He received his Ph.D. in biotechnology at the Technion-Israel Institute of Technology in 2002. Dr. Meretski has conducted extensive research on the subject of stem cell expansion. His research project for his Ph.D. thesis was "Stationary packed bed bioreactor for propagation of transplantable human haemopoietic stem cells." From 1995 to 1996, Dr. Meretzki was employed at the Department of Chemical Engineering at the Technion-Israel Institute of Technology. From 1997 to 2001, he was an instructor teaching medical students cell biology and hematology at the Rappaport Faculty of Medicine in Haifa, Israel. From 2001 to 2002, Dr. Meretzki was in charge of biological and chemical research and development for Polyheal, Ltd. in Nesher, Israel.

Significant Employees

We currently do not have any significant employees aside from our directors and officers.

Family Relationships

Shai and Hava Meretzki are husband and wife.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 23, 2004, certain information with respect to the beneficial ownership of our common stock by each security holder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class(1)
Common Shares	CEDE & Co. PO Box 20 Bowling Green Station New York, NY 10004	8,525,300	32.1%
Common Shares	Shai Meretzki 38 Raul Wallenberg Haifa, Israel	5,102,784 (2)	19.21%
Common Shares	Ankor LLC (3) Lichenstein 3, AP 15 Vienna A - 1090, Austria	1,834,000	6.91%
Common Shares	Doron Shorrer 33 Koreh Hadorot Street Jerusalem, Israel 93393	225,588 (4)	0.85%
Common Shares	Dr. Irit Arbel 6 Hadishon Street Jerusalem, Israel 96596	505,968 (5)	1.91%
Common Shares	Meir Segev Beit-Izhak, Israel 42920	179,188 (6)	0.67%
Common Shares	Hava Meretzki 38 Raul Wallenberg Haifa, Israel	169,188 (4)	0.64%
Common Shares	Robert Pico 3 Field Drive Woodbridge, Connecticut 06525	84,600 (4)	0.32%
Common Shares	Shmuel Levi 14 Hanita Street Nahariya L3, Israel 22385	300,784 (4)	1.13%
Common Shares	Directors and Officers (as a group)	6,568,100 (7)	24.73%

(1) Based on 26,558,483 shares of common stock issued and outstanding as of February 23, 2004. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) 4,802,000 of which are registered under the name of A.R.Y. Holdings Ltd., which are owned and controlled by Dr. Shai Meretzki. 300,784 of which are options to purchase shares of common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days.

(3) Ankor L.L.C. is owned and controlled by Dr. Alexander Korat.

(4) Representing options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days.

(5) 375,968 of which are options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days.

(6) 169,188 of which are options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days.

(7) 1,626,100 of which are options to purchase shares of our common stock granted on December 30, 2003 that are currently exercisable or exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

We are authorized to issue 1,400,000,000 common shares with $0.00001 par value. As at February 23, 2004 we had 26,558,483 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to security holders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of security holders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if such persons acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had not reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Dr. Shai Meretzki is a signatory of the License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology because he was an inventor of the technology listed in the License Agreement. Dr. Meretzki is our Chief Technology Officer and subsequently has become an affiliate of our Company through his indirect acquisition of shares of our Common Stock from a former affiliate of our company.

The promoters of our company are our directors and officers.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada under the name A.I. Software, Inc. on May 11, 2001 and commencing July 2001, we were engaged in software development. Our initial business plan at the time of our incorporation was premised on the use of artificial intelligence in computer programming technology and in many areas of the computer, Internet, robotics, and games industries. On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm, to develop for us the software algorithm program for an artificial intelligence software called "Randomix." This proposed artificial intelligence program, Randomix, is intended to use pattern recognition in the context of a domain name creation engine for online businesses. A demonstration version of Randomix was completed by Empire Group in May of 2002. The software allowed a user to find a domain name for the user substantially similar to the domain name sought. We expected that there would be substantial demand for the software because many domain names quickly became unavailable in the dotcom (".com") internet domain. However, with the proliferation of other domain suffixes, (".org, .net, .ca", etc.) the need for Randomix was greatly diminished.

We were not successful in fully implementing our initial business plan in regards to our Randomix software. As a result, during March and April of 2003, our Board of Directors conducted an in-depth analysis of our business plan and related future prospects for software development companies. To better protect stockholder interests and provide future appreciation, it was decided to concurrently pursue initiatives in the biotech industry as an extension to our business.

On May 5, 2003, we entered into a License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology to acquire an exclusive license for an innovative stem cell expansion technology. This technology, if fully developed and commercialized, will offer novel solutions to make procedures like bone marrow transplants and other methods of cell therapy more accessible to patients suffering from leukemia, lymphoma, myaloma and a broad range of complicated diseases and disorders. Under this License Agreement, we agreed to pay $400,000 cash over time and we will pay royalties on our future sales and product or rights distribution transactions.

To enable us to conduct further research and development of the exclusive license for the stem cell expansion technology we acquired from the Weizmann Institute of Science and the Technion-Israel Institute of Technology, on June 10, 2003 we purchased 100% of the issued and outstanding shares of a research and development company based in Israel called Pluristem, Ltd. Pluristem, Ltd. was incorporated under the law of Israel on January 22, 2003 and has the facilities and personnel to conduct research and development in the field of stem cell research. As consideration for the shares of Pluristem, Ltd., we paid to the shareholder of Pluristem, Ltd. cash in the amount of $1,000 and provided Pluristem, Ltd. with a line of credit in the amount of $500,000. Accordingly, Pluristem, Ltd. became our wholly-owned subsidiary as of June 10, 2003.

On June 25, 2003, we changed our name from "A.I. Software, Inc." to "Pluristem Life Systems, Inc." The name change was effected with the Nevada Secretary of State on June 25, 2003 and took effect with the OTCBB at the opening of trading on June 30, 2003 under our new stock symbol "PLRS".

Our Current Business

With the acquisition of Pluristem, Ltd., we aim to become a leader in expansion of stem cells outside of the human body. Stem cells are unspecialized cells that can renew themselves for long periods through cell division. Scientists have developed sufficient fundamental understanding to use stem cells for cell therapy and bone marrow transplants for the potential treatment of a broad range of complicated diseases. Cell therapy is the use of living cells in the treatment of medical disorders. Cell therapy is still in its beginning stages of research and development and only a few potential products are already in clinical studies.

We plan to specialize initially in the expansion of stem cells found in umbilical cord blood, using the technology platform we acquired under the License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. We intend to improve this technology platform and develop it into a functional stem cell expansion system that we can sell or license to other research laboratories, umbilical cord blood banks, or clinics in the future. We have named this system the PluriX™ Bioreactor system.

Brief Introduction on Stem Cell Research and Cell Therapy

Since 1998, when embryonic human stem cells were first isolated, research on stem cells has received much public attention. Stem cells have two important characteristics that distinguish them from other types of cells. First, they are unspecialized cells that renew themselves for long periods through cell division. Second, under certain physiologic or experimental conditions, stem cells can be induced to become cells with special functions, such as the beating cells of the heart muscle or the insulin-producing cells of the pancreas.

Scientists primarily work with two kinds of stem cells from animals and humans: embryonic stem cells and adult stem cells, which have different functions and characteristics. In some adult tissues, such as bone marrow, muscle, and brain, discrete populations of adult stem cells generate replacements for cells that are lost through normal wear and tear, injury, or disease.

Cell therapy is the use of living cells in the treatment of medical disorders. Stem cells, progenitors and differentiated functional cells of various tissues are evolving as potential treatment modality for life threatening diseases and major clinical indications lacking effective cures. Cell therapy is still in its beginning stages of research and development and only a few potential products are already in clinical studies.

Even though we have the capability to work with embryonic stem cells, we have chosen to concentrate our efforts on hematopoietic stem cells. Hematopoietic stem cells can be found in every adult's bone marrow, which is the spongy tissue found in the cavities of our bones. Hematopoietic stem cells are the precursors of the various types of blood cells in the human body. These cells include:

  White cells that fight infections and inflammations (leukocytes) and form the basis of the immune system (lymphocytes);
  Red cells that carry oxygen through our bodies (erythrocytes); and
  Platelets that help blood to clot.

Scientists have developed sufficient understanding to actually use hematopoietic stem cells for therapy, such as through the procedure of bone marrow transplant. Thus, this class of human stem cell holds the promise of being able to repair or replace cells or tissues that are damaged or destroyed by many of our most devastating diseases and disabilities. Furthermore, bone marrow transplants are ultimate treatments in many pathological disorders, including:

  Malignant blood system diseases, such as leukemia, lymphoma and myaloma,
  Diseases characterized by the lack of, or defective, production of bone marrow, such as aplastic anemia,
  Severe combined immune deficiency,
  Non-hematopoietic malignancies (solid tumors), or bone marrow disorders, following chemotherapy and radiation, and
  Metabolic diseases or congenital hemoglobinopathies, such as thalessemia.

For stem cell transplants to succeed, the donated stem cells must repopulate and/or engraft the recipient's bone marrow, where they will provide a new source of essential blood and immune system cells. Within the hematopoietic cell system, only a special type of stem cells called pluripotent hematopoietic stem cells have extensive capacities to expand, differentiate and self-renew. Accordingly, pluripotent hematopoietic stem cells are exclusively required for repopulation and engraftment of donated stem cells following transplantation. In spite of the key role of pluripotent hematopoietic stem cells in maintaining the hematopoietic cell system, they appear in extremely low frequency in the bone marrow tissue. The current technology limitation on maintaining or expanding undifferentiated stem cells outside of human body is a major drawback to essential clinical applications of these cells. This current unavailability of technology to expand the number of stem cells outside of human body reflects the need for novel stem cell regulators. However, in spite of all the challenges involved in hematopoietic stem cell transplants, physicians are now trying, sometimes successfully, to assist in hematopoietic and immune system recovery following high-dose chemotherapy and/or radiation therapy treatment for malignant and non-malignant diseases such as leukemia and certain immune and genetic disorders.

Brief Introduction on Bone Marrow Transplants

Bone marrow transplantation is a relatively new medical procedure being used to treat diseases once thought incurable. Since its first successful use in 1968, bone marrow transplants have been used to treat patients diagnosed with leukemia, aplastic anemia, lymphomas such as Hodgkin's disease, multiple myeloma, immune deficiency disorders and some solid tumors such as breast and ovarian cancer. The bone marrow transplant procedure generally involves three phases. In the first phase, lasting 5 to 14 days, the bone marrow recipient is prepared for the graft. Immunosuppressive and cytotoxic chemotherapy administered with or without irradiation are used to enable the recipient to accept the graft, to prevent graft rejection, and in cases of acute leukemia, to eliminate residual leukemia.

In the second phase, bone marrow is procured from a compatible donor and intravenously administered to the graft recipient.

The third phase is a period of waiting for the bone marrow to engraft and function normally in the recipient. During the time required for engraftment (approximately 2 to 4 weeks), the graft recipient is vulnerable to infection, bleeding, severe weight loss, rejection of the graft and graft-versus-host disease. Graft-versus-host disease occurs in approximately 50% of bone marrow transplant patients. If the marrow engrafts and the patient survives the immediate post-transplant period (first 3 to 6 weeks), the patient faces another set of complications, including graft-versus-host disease and interstitial pneumonia. Interstitial pneumonia occurs in 60% of bone marrow transplant patients, typically 4 to 6 weeks post transplant. The disease progresses rapidly and is fatal in approximately 50% of the cases. 50%-60% of patients survive where the bone marrow transplant is made during disease remission, and only 10%-25% survive in cases where the bone marrow transplant is done outside of remission. (Source: The Cost Effectiveness of BMT Therapy and Its Policy Implications, School of Public Health, UCLA).

There are several types of bone marrow transplants. They are distinguished according to the source of the stem cells. An autologus bone marrow transplant means the transplant stem cells come from the patient. An allogenic bone marrow transplant means the stem cells come from a donor. A syngeneic bone marrow transplant means the stem cells come from an identical twin.

Research and clinical work in the field of bone marrow transplants is presently limited due to:

  The average number of active pluripotent hematopoietic stem cells in any given bone marrow is extremely low, less than 0.5% of total cells;
  The difficulties of the human body to accept bone marrow transplants from donors, and the ensuing damaging reactions;
  The patient is quite prone to infections following radiation and/or chemotherapy treatments, and may have been infected even prior to the transplant;
  Sorting of healthy cells from cancerous cells has not proven 100% successful, meaning that the bone marrow transplant can end up replacing cancerous cells with more cancerous cells, in the case that the transplant stem cells are autologus;
  The great complications in storing and enriching these cells in the absence of in vitro differentiation;
  The absence of a large-scale and sustainable model that enables the testing of the ability of hematopoietic stem cells to renew the hematopoietic cell system; and
  There are some clinical situations where autologus bone marrow after tumor purging provides insufficient numbers of hematopoietic stem cells for the bone marrow transplant.

Transplantation experts believe that the ideal approach to a successful stem cell transplant is to use a large number of stem cells to maximize the probability of bone marrow repopulation and minimize the time needed for the return of normal numbers of hematopoietic and immune cells in the patient.

One of the major efforts in developing hematopoietic stem cell technologies has been to identify new and better sources for stem cells. The majority of transplantable hematopoietic stem cells in adults currently come primarily from peripheral blood or adult donor bone marrow. Another important and attainable source of transplantable and lasting hematopoietic stem cells is from umbilical cord blood. Such blood is drawn from the umbilical cord after birth, but before the discharge of the placenta, giving way to the following advantages:

  The standard procedure at birth is that umbilical cord blood is discarded with the placenta. No morbidity is involved, making this option free of ethical controversy.
  Collection of umbilical cord blood is simple and non-invasive both to the mother and the baby;
  Use of umbilical cord blood is already approved by the Federal Drug Administration and does not require further clinical testing;
  The hematopoietic stem cells drawn from umbilical cord blood can differentiate into primary hematopoietic precursors and create hematopoietic clones in cultures better than those hematopoietic stem cells taken from adult bone marrow;

  Umbilical cord blood has lower levels of contamination with common viral pathogens, such as Cytomegalovirus, and is more tolerant of alloantigens; and
  Umbilical cord blood hematopoietic stem cells have high tolerance levels, giving way to lower graft-versus-host diseases.

It is important to note that scientists have found no difference in the functionality of hematopoietic stem cells drawn from bone marrow, peripheral blood or umbilical cord blood. However, owing to the small volume of blood collected from umbilical cords (typically less than 100 ml), use of umbilical cord blood has been limited to date to transplants in babies and children weighing under 45 kg. Moreover, there are no existing hematopoietic stem cell expansion technologies for umbilical cord blood that can increase to the best of our knowledge the number of hematopoietic stem cells without causing differentiation of the hematopoietic stem cells. Once the hematopoietic stem cells have differentiated, they cannot be transplanted into the patient. Therefore, the development of a system that will facilitate the proliferation of hematopoietic stem cells in an appropriate culture media or substrate could enable the use of such hematopoietic stem cells drawn from umbilical cord blood for transplanting in adults where insufficient hematopoietic stem cells are available.

In summary, transplants of hematopoietic stem cells derived from umbilical cord blood are a novel alternative to conventional bone marrow transplants and have several unique advantages, in spite of their present quantitative limitations. Umbilical cord blood lends itself to sorting and storing in cord blood banks and transplant clinics, leading to the ability to build data bases of expanded umbilical cord blood for national and worldwide access and use, making search of bone marrow transplant donors easily facilitated and making autologous bone marrow transplants in adults potentially feasible. We believe that the advantages in use of umbilical cord blood hematopoietic stem cells, combined with our platform technology have the potential to change the ways bone marrow transplants are conducted in the future.

Our Core Technology - the PluriX™ Bioreactor System

For decades, scientists have attempted to "grow" stem cells outside of human body in culture to increase the number of stem cells for transplantation. The challenge of this undertaking lies in overcoming stem cells' predisposition to differentiate. Adult hematopoietic stem cells tend to produce other cells with limited repopulating properties when grown in culture rather than to replicate and regenerate additional stem cells. Current stem cell expansion techniques are complicated by the diverse mix of differentiated cells generated in stem cell cultures. Existing scientific methods considered in increasing the number of stem cells include culturing the stem cells on two dimensional stromal layers and growing in the presence of cytokines. To the best of our knowledge, none of these existing methods to grow stem cells outside of patients' bodies are able to prevent differentiation of stem cells while promoting their proliferation.

Through the License Agreement we entered with the Weizmann Institute of Science and the Technion-Israel Institute of Technology, we acquired an exclusive license for an innovative stem cell expansion technology. This technology, if fully developed and commercialized, will offer novel solutions to expand hematopoietic stem cells taken from umbilical cord blood. We intend to improve this technology and develop it into a functional stem cell expansion system that we can sell or license to other research laboratories, umbilical cord blood banks, or clinics in the future. We have named this system the PluriX™ Bioreactor system.

The PluriX™ Bioreactor system is a system of stromal cell cultures and substrates that create an artificial physiological environment in which hematopoietic stem cells can grow and reproduce outside of the human body. The system recreates the environment which exists in human bones, in which stem cells reproduce in nature. The stem cells are "tricked" into growing and reproducing in the PluriX™ Bioreactor in the same way they would in living bone, and because the size and scale of the PluriX™ Bioreactor can be much bigger than a human bone, the stem cell growth can be greatly expanded. We expect that the three dimensional PluriX™ Bioreactor system has the potential to bring about the expansion of umbilical cord blood hematopoietic stem cells to proportions that will be enough for a number of adult transplants, without promoting differentiation.

We are designing and developing the PluriX™ Bioreactor system to perform controlled expansion of hematopoietic stem cells for bone marrow transplants. The general idea is to cause self-renewal of early stage stem cells and prevent them from differentiating through use of the PluriX™ Bioreactor system. The PluriX™ Bioreactor system creates an artificial physiological environment in which hematopoietic stem cells can grow and reproduce. This system is in direct contrast to standard teflon bags or culture flasks, which cannot promote hematopoietic stem cells self-renewal and prevent their differentiation. In the PluriX™ Bioreactor system, hematopoietic stem cells are influenced by contact with the surrounding environment, made up of stromal cell cultures and substrates. Therefore, by keeping the hematopoietic stem cells in the closed environment of the PluriX™ Bioreactor system, the hematopoietic stem cells maintain their original form, which means that they can proliferate without differentiating.

We believe that the PluriX™ Bioreactor system, once fully developed, will enable the production of certain stem cells, such as umbilical cord blood hematopoietic stem cells, for which there might otherwise be insufficient quantities available for many transplants. Having access to a sufficient number of hematopoietic stem cells is essential to successful clinical outcomes. This is particularly the case with umbilical cord blood transplants. The limited quantities of available hematopoietic stem cells in umbilical cord blood and difficulties in expanding the starting volumes to therapeutic quantities have restricted the widespread practice of umbilical cord blood transplants. The PluriX™ Bioreactor system is designed to solve this dilemma by providing the capability to easily and cost-effectively expand umbilical cord blood hematopoietic stem cells to higher quantities for therapeutic treatments.

The PluriX™ Bioreactor system is comprised of several components, including (1) a reservoir, (2) gas mixture, (3) a gas filter, (4) an injection point, (5) a Plug Flow Bioreactor, (6) a flow monitor and a flow valve, (7) a separating container, (8) a container for medium exchange, (9) a peristaltic pump, (10) a sampling point, (11) a container for medium exchange and (12) an oxygen monitor. The PluriX™ Bioreactor system is designed to be operated with minimal operator activity by a medical or laboratory technician. Operation of the PluriX™ Bioreactor system is intended to be relatively simple, and therefore, a trained lab technician will be able to operate and monitor between 10 to 20 PluriX™ Bioreactor systems at any one time. In other words, one lab technician will operate 70 to 100 PluriX™ Bioreactor systems per year.

Primary Advantages of PluriX™ Bioreactor System

We believe our core technology, the PluriX™ Bioreactor system, once fully developed, will have the following advantages:

  Our PluriX™ Bioreactor system can be used to expand umbilical cord blood hematopoietic stem cells for use in adult transplants. With the assistance of our PluriX™ Bioreactor system, one portion of umbilical cord blood hematopoietic stem cells can be expanded to quantities enough for a number of transplants. This means that healthy autologus umbilical cord blood hematopoietic stem cells can be taken at the time of birth, expanded into mature hematopoietic stem cells and stored by a cell bank in the instance that it may be needed by that specific patient at a later date. This will eliminate the current practice of transplanting cancerous cells back into the patient.
  Our PluriX™ Bioreactor system can be used for allogenic expansion, i.e. to expand the hematopoietic stem cells from donors other than the patient himself. Allogenic stem cells can also be expanded for use as a transplant source for adults in the instances that enough stem cells are not attainable from a particular donor.
  Our PluriX™ Bioreactor system can also be used for autologus proliferation, i.e. to expand the hematopoietic stem cells taken from the transplant patients themselves. Contrary to any existing available technologies known to us, our PluriX™ Bioreactor system will allow the use of autologus bone marrow transplantation in the case that healthy cells are not clearly attainable from the patient.

  Our PluriX™ Bioreactor system can be used to produce a high number of hematopoietic stem cells, which will result in increased potential for faster, successful engraftment of stem cells in transplant patients.
  By making the option of expanding hematopoietic stem cells taken from transplant patients themselves available, we believe that costs related to donor searches for bone marrow transplants will be reduced significantly;
  We believe that our PluriX™ Bioreactor system will produce by-products that will speed up the recovery time of transplant patients, thereby reducing the number of hospitalization days needed.

Alongside our research process on the PluriX™ Bioreactor system, we have also identified characterization processes of new proteins that are important to the differentiation of stem cells, both within and without patients' bodies. We plan to continue in the cleaning and characterization of these proteins with the intention of making them into commercial products.

Markets for Our Product and Services

There are presently between 40,000 to 50,000 bone marrow transplants performed annually worldwide. Approximately 18,000 of these bone marrow transplants are performed in the United States and approximately 25,000 are performed in Europe. We have not taken steps to determine the number of bone marrow transplants performed elsewhere. Of the 40,000 to 50,000 bone marrow transplants performed, only 5,000 are performed on babies and children. Furthermore, most of these 40,000 to 50,000 bone marrow transplants are allogenic transplants, requiring patients to locate donors with compatible hematopoietic stem cells. Based on the fact that only one in three patients actually finds a compatible donor, we estimate that the number of potential bone marrow transplants should exceed 150,000 annually. Based on these statistics, we believe that the existing methods of transplanting human bone marrow have not been perfected and are far from reaching an ideal level of success.

Presently, the standard bone marrow transplant procedure costs approximately $100,000 per patient. This translates into approximately $5 billion annually that patients and their medical insurers around the world are spending currently for this procedure alone. In addition, to manage the risk of incompatibility between donor and patient stem cells, a separation procedure of the stem cells is frequently also performed at a cost of $70,000. We believe that 15% to 20%, or 15,000 to 20,000 of the patients require this stem cell separation procedure as well, adding a further $700 million to the current spending on bone marrow transplants in the United States. Combining these figures with similar expenditures in Europe and Asia, we estimate the current worldwide spending on bone marrow transplants to exceed $7 billion per year.

We estimate that there are between 10,000 to 100,000 cord blood banks in the world, most of them located in the United States. In 2001, they collective cryo-preserved (frozen) and stored cord blood from some 34,000 to 36,000 donors and they project that the annual rate of growth of cord blood preserved will be over 15%. Due to the increased use of umbilical cord blood hematopoietic stem cells in bone marrow transplants, we expect that the number of cord blood banks will also grow significantly around the world. We also expect that, in developed countries, in the near future, umbilical cord blood may be drawn at the time of every birth and stored for later use. We believe that the stem cell expansion technology that we will make available through our PluriX™ Bioreactor system, together with proper marketing efforts, will increase the number of umbilical cord blood donors for personal use, i.e., parents storing the umbilical cord blood for their children's future, by more than doubling the existing growth rate. This will also provide a full base of hematopoietic stem cells donor opportunities to patients throughout the world. We project that the global market for the provision of stem cell expansion services can reach approximately $8 billion.

Intellectual Property

Our success will depend in part on our ability, and the ability of our licensors, to obtain patent protection for our technology and processes we acquired under the License Agreement with the Weizmann Institute of Science and the Technion-Israel Institute of Technology. Under the License Agreement we have exclusive rights to the technology covered by U.S. patent application number PCT/US00/02688 entitled "Method and Apparatus for Maintenance and Expansion of Hematopoietic Stem Cells and/or Progenitor Cells". This patent was also filed with the World Intellectual Property Organization under the Patent Cooperation Treaty (PCT) patent number WO-00/46349 for our core technology of the PluriX™ Bioreactor system. Our issued patent presents claims to: (i) certain apparatus for cell culturing, including a bioreactor suitable for culturing human hematopoietic stem cells or hematopoietic progenitors cells; (ii)three dimensional stromal cells based bioreactor. A patent was issued in South Africa in October, 2002, and is due to expire in approximately 2020. Patents were approved in Australia and New Zealand in July 2003 and are due to expire in approximately 2020. In addition, we and our exclusive licensors will file applications for patents in the United States and equivalent applications in certain other countries claiming other aspects of our technology and processes, including a number of U.S. patent applications and corresponding applications in other countries relating to various components of the PluriX™ Bioreactor system.

The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or our licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the patents that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around any patents that have been or may be issued to us or our licensors. Since patent applications in the United States are maintained in secrecy until patents issue, we also cannot be certain that others did not first file applications for inventions covered by our, and our licensors' pending patent applications, nor can we be certain that we will not infringe any patents that may be issued to others on such applications.

We rely on the license granted by Weizmann Institute of Science and Technion-Israel Institute of Technology and others for the patent rights related to our core technology, the PluriX™ Bioreactor system. If we breach the License Agreement or otherwise fail to comply with the License Agreements, or if the License Agreement expires or is otherwise terminated, we may lose our rights in such patents, which would have a material adverse affect on our business, financial condition and results of operations.

We applied for a U.S. Trademark on the word "PluriX" on June 22, 2003. The application has been reviewed by the assigned examining attorney of the U.S. Patent and Trademark office. No objections were lodged, although additional information was requested. We submitted a response on February 17, 2004.

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. It has not been, but is now our intended policy to require our employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, board of directors, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also will commence to require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements will generally provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of Pluristem, Ltd.. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technology components, devices, designs, products, processes or other subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which could have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Research and Development

Foundational Research

For the last five years, our Chief Technology Officer, Dr. Shai Meretzki, has made the initial strides in the development of our core technology, the PluriX™ Bioreactor system. Research was performed by Dr. Meretzki and his team in the laboratory of Dr. Shosh Merchav at the Technion - Israel Institute of Technology's Rappaport Faculty of Medicine. Dr. Meretzki also worked in close collaboration with Professor Dov Zipori and Dr. Avinoam Kadouri, both from the Weizmann Institute of Science. Professor Zipori specializes in cultures and stromal cells and Dr. Kadouri specializes in the planning and creation of bioreactors. Special carriers were used in our research and development process. In addition, this foundational research was conducted in joint cooperation with the laboratory of SCID-NOD mice at the Weizmann Institute of Science and with Plumacher Laboratories in Rotterdam. To this end, Plumacher Laboratories allocated a research physician to the project for over two years. The technology resulting from this research is the subject of our License Agreement (see "Intellectual Property").

Ongoing Research and Development Plan

For the next three to four years, we intend to continue developing our stem cell expansion technology based on the PluriX™ Bioreactor system which will consist of four broad stages:

3D Stroma Culture Optimization - During this stage, we are collecting stroma cells from donor bone marrow and growing them within the PluriX™ 3-D culture. We intend to focus on optimizing the capacity of the PluriX™ system to support the growth and long-term maintenance of our high-density three dimensional stromal cells cultures.

Stem-cells/Stromal cells Co-Culture Development & Optimization - At this stage we intend to focus on the establishment of the PluriX™ Bioreactors containing high-density cell and pluripotent hematopoietic stem cells co-cultures; maintenance of common cells on high-density cell-coated carriers and testing of expanded stem cells outside a host body using mice without immune systems repopulating cells assay.

Characterization & Protein Analysis - At this stage we intend to focus on the analysis of activity in media conditioned by the high-density cell cultures in the PluriX™ Bioreactor systems; expansion standardization of pluripotent hematopoietic stem cells and hematopoietic progenitors in the PluriX™ Bioreactor system and comparison to expansion in standard stromal cell cultures and analysis of protein content expressed in PluriX™ cell cultures by two-dimensional electrophoresis.

Regulatory Approval - We intend to prepare and file with the Food and Drug Administration and other relevant health authorities an Investigational New Drug or an Investigational Device Exemption application to initiate human clinical trials designed to demonstrate the safety, efficacy and clinical benefits of selectively expanded stem cell populations from umbilical cord blood. All research and development activities will be carried out under the advice of a Food and Drug Administration advisor.

Employees

We presently have six employees in Research & Development and three employees in management through our wholly owned subsidiary, Pluristem, Ltd. In June, 2003, we hired one PhD in the capacity of protein research project manager. We also hired two laboratory technicians to conduct and perform research and laboratory tests.

Competition

The biotechnology and medical device industries are characterized by rapidly evolving technology and intense competition. Our competitors include major pharmaceutical, medical device, medical products, chemical and specialized biotechnology companies, many of which have financial, technical and marketing resources significantly greater than ours. In addition, many biotechnology companies have formed collaborations with large, established companies to support research, development and commercialization of products that may be competitive with ours. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or through joint ventures. We are aware of certain other products manufactured or under development by competitors that are used for the prevention or treatment of certain diseases and health conditions that we have targeted for product development. There can be no assurance that developments by others will not render our technology obsolete or noncompetitive, that we will be able to keep pace with new technological developments or that our technology will be able to supplant established products and methodologies in the therapeutic areas that are targeted by us. The foregoing factors could have a material adverse affect on our business, financial condition and results of operations.

Our competition will be determined in part by the potential indications for which our technology is developed and ultimately approved by regulatory authorities. In addition, the first product to reach the market in a therapeutic or preventive area is often at a significant competitive advantage relative to later entrants to the market. Accordingly, the relative speed with which we, or our potential corporate partners, can develop products, complete the clinical trials and approval processes and supply commercial quantities of the products to the market are expected to be important competitive factors. Our competitive position will also depend on our ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, develop and implement production and marketing plans, obtain and maintain patent protection and secure adequate capital resources. We expect our technology, if approved for sale, to compete primarily on the basis of product efficacy, safety, patient convenience, reliability, value and patent position.

We believe we compete with the following larger and more established specialized biotechnology companies that are developing devices and products to be used for the prevention or treatment of certain diseases and health conditions that we have targeted for product development: Aastrom Biosciences, Inc., ViaCell Inc., Gamida-Cell Ltd., Advanced Cell Technology, Inc., BioTransplant Inc., and CellGenix. However, to the best of our knowledge none of these companies have developed a platform that can support expansion of hematopoietic stem cells without promoting their differentiation.

Government Regulations and Supervision

Once fully developed, we intend to market our technology, the PluriX™ Bioreactor system, to research laboratories, clinics and umbilical blood banks primarily in the United States and in Europe. Accordingly, we believe our research and development activities and the manufacturing and marketing of our technology are subject to the laws and regulations of governmental authorities in the United States and other countries in which our technology will be marketed. Specifically, in the United States, the Food and Drug Administration, among other agencies, regulates new product approvals to establish safety and efficacy of these products. Governments in other countries have similar requirements for testing and marketing.

Regulatory Process in the United States

Regulatory approval of new medical devices and biological products is a lengthy procedure leading from development of a new product through pre-clinical and clinical testing. This process takes a number of years and requires the expenditure of significant resources. There can be no assurance that our technology will ultimately receive regulatory approval.

We may develop our PluriX™ Bioreactor system into a GMP-compliant cell culture system for production of human cells outside of the human body to be sold for therapeutic applications. "GMP" is a standard set for laboratories by the World Health Organization and other health regulatory authorities. Therefore, to a certain degree, the manner in which the Food and Drug Administration will regulate our PluriX™ Bioreactor system is uncertain. While normally there is extreme caution in allowing matter to be transplanted into the human body, the severity of the diseases our applications will treat may result in certain leniency from the Food and Drug Administration for terminally ill patients (see "Product Approval").

We understand that the Food and Drug Administration is still in the process of developing its requirements with respect to somatic cell therapy and gene cell therapy products and has issued draft documents concerning the regulation of cellular and tissue-based products. If the Food and Drug Administration adopts the regulatory approach set forth in the draft document, the Food and Drug Administration will require regulatory approval for certain human cellular or tissue based products, including cells produced in the PluriX™ Bioreactor system, through a biologic license application.

In addition, the output of expanded human stem cells from our PluriX™ Bioreactor system is potentially subject to regulation as medical products under the Federal Food, Drug and Cosmetic Act, and as biological products under the Public Health Service Act. Different regulatory requirements may apply to our technology depending on how they are categorized by the Food and Drug Administration under these laws.

Furthermore, the Food and Drug Administration has published regulations which require registration of certain facilities, which may include our future clinics, and is in the process of publishing regulations for the manufacture or manipulation of human cellular or tissue based products which may impact our future clinics.

Regardless of how our technology is regulated, the Federal Food, Drug, and Cosmetic Act and other Federal statutes and regulations govern or influence the research, testing, manufacture, safety, labeling, storage, record-keeping, approval, distribution, use, reporting, advertising and promotion of our future products. Noncompliance with applicable requirements can result in civil penalties, recall, injunction or seizure of products, refusal of the government to approve or clear product approval applications or to allow us to enter into government supply contracts, withdrawal of previously approved applications and criminal prosecution.

Product Approval

We are currently only in the developmental stage of our technology, PluriX™ Bioreactor system and have not begun the process of seeking regulatory approval from the Food and Drug Administration. Once our PluriX™ Bioreactor system is fully developed, we intend to consult with a Food and Drug Administration advisor to assist us in determining our path in the process toward gaining regulatory approval from the Food and Drug Administration. Obtaining regulatory approval of new medical devices and biological products from the Food and Drug Administration is a lengthy procedure leading from development of a new product through pre-clinical and clinical testing. This process takes a number of years and requires the expenditure of significant resources. There can be no assurance that our technology will ultimately receive regulatory approval. We summarize below our understanding of the regulatory approval requirements that may be applicable to us if we begin the process of seeking an approval from the Food and Drug Administration.

Generally, in order to obtain an approval from the Food and Drug Administration of a new medical product, an applicant must submit proof of safety and efficacy. In some cases, such proof entails extensive pre-clinical and clinical laboratory tests. The testing, preparation of necessary applications and processing of those applications by the Food and Drug Administration is expensive and may take several years to complete. There can be no assurance that the Food and Drug Administration will act favorably or in a timely manner in reviewing submitted applications, and an applicant may encounter significant difficulties or costs in its efforts to obtain Food and Drug Administration approvals, in turn, which could delay or preclude the applicant from marketing any products it may develop. The Food and Drug Administration may also require post-marketing testing and surveillance of approved products, or place other conditions on the approvals. These requirements could cause it to be more difficult or expensive to sell the products, and could therefore restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. For patented technologies, delays imposed by the governmental approval process may materially reduce the period during which an applicant will have the exclusive right to exploit such technologies.

If human clinical trials of a proposed medical product are required, the manufacturer or distributor of the product will have to file an Investigational Device Exemption or Investigational New Drug submission with the Food and Drug Administration prior to commencing human clinical trials. The submission must be supported by data, typically including the results of pre-clinical and laboratory testing. Following submission of the Investigational Device Exemption or Investigational New Drug, the Food and Drug Administration has 30 days to review the application and raise safety and other clinical trial issues. If an applicant is not notified of objections within that period, clinical trials may be initiated, and human clinical trials may commence at a specified number of investigational sites with the number of patients approved by the Food and Drug Administration.

The Food and Drug Administration categorizes medical devices into three regulatory classifications subject to varying degrees of regulatory control. In general, Class I devices require compliance with labeling and record keeping regulations, Quality System Regulation, 510(k) pre-market notification, and are subject to other general controls. Class II devices may be subject to additional regulatory controls, including performance standards and other special controls, such as post-market surveillance. Class III devices, which are either invasive or life-sustaining products, or new products never before marketed (for example, non-"substantially equivalent" devices), require clinical testing to demonstrate safety and effectiveness and the approval of the Food and Drug Administration prior to marketing and distribution.

Because the technology represented by our PluriX™ Bioreactor system has never before been marketed, we believe that our PluriX™ Bioreactor system, if successfully developed, will be classified as Class III medical devices and be subject to the requirements of clinical testing to demonstrate safety and effectiveness and the approval of the Food and Drug Administration prior to marketing and distribution.

In addition, we, and any contract manufacturer, may be required to be registered as a medical device manufacturer with the Food and Drug Administration. These manufacturers will be inspected on a routine basis by the Food and Drug Administration for compliance with the Food and Drug Administration's Quality System Regulations. The regulations of the Food and Drug Administration would require that we, and any contract manufacturer, design, manufacture and service products and maintain documents in a prescribed manner with respect to manufacturing, testing, distribution, storage, design control and service activities. The Medical Device Reporting regulation requires that we provide information to the Food and Drug Administration on deaths or serious injuries alleged to be associated with the use of our devices, as well as product malfunctions that are likely to cause or contribute to death or serious injury if the malfunction were to recur. In addition, the Food and Drug Administration prohibits a company from promoting an approved device for unapproved applications and reviews company labeling for accuracy.

Also, if we are able to successfully develop our PluriX™ Bioreactor system, we believe that the stem cells produced in the PluriX™ Bioreactor system may be regulated by the Food and Drug Administration as a licensed biologic, although there can be no assurance that the Food and Drug Administration will not choose to regulate these stem cells in a different manner. The Food and Drug Administration categorizes human cell or tissue based products as either minimally manipulated or more than minimally manipulated, and has proposed that more than minimally manipulated products be regulated through a "tiered approach intended to regulate human cellular and tissue based products only to the extent necessary to protect public health." For products which may be regulated as biologics, the Food and Drug Administration requires: (i) preclinical laboratory and animal testing; (ii) submission to the Food and Drug Administration of an Investigational Device Exemption or Investigational Device Exemption New Drug application which must be effective prior to the initiation of human clinical studies; (iii) adequate and well-controlled clinical trials to establish the safety and efficacy of the product for its intended use; (iv) submission to the Food and Drug Administration of a biologic license application; and (v) review and approval of the biologic license application as well as inspections of the manufacturing facility by the Food and Drug Administration prior to commercial marketing of the product.

Generally, pre-clinical testing covers laboratory evaluation of product chemistry and formulation as well as animal studies to assess the safety and efficacy of the product. The results of these tests are submitted to the Food and Drug Administration as part of the Investigational Device Exemption. Following the submission of an Investigational Device Exemption, the Food and Drug Administration has 30 days to review the application and raise safety and other clinical trial issues. If an applicant is not notified of objections within that period, clinical trials may be initiated. Clinical trials are typically conducted in three sequential phases. Phase I represents the initial administration of the drug or biologic to a small group of humans, either healthy volunteers or patients, to test for safety and other relevant factors. Phase II involves studies in a small number of patients to assess the efficacy of the product, to ascertain dose tolerance and the optimal dose range and to gather additional data relating to safety and potential adverse affects. Once an investigational drug is found to have some efficacy and an acceptable safety profile in the targeted patient population, multi-center Phase III studies are initiated to establish safety and efficacy in an expanded patient population and multiple clinical study sites. The Food and Drug Administration reviews both the clinical plans and the results of the trials and may request an applicant to discontinue the trials at any time if there are significant safety issues.

The results of the pre-clinical tests and clinical trials are submitted to the Food and Drug Administration in the form of a biologic license application for marketing approval. The testing and approval process is likely to require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. Additional animal studies or clinical trials may be requested during the Food and Drug Administration review period that may delay marketing approval. After the Food and Drug Administration approval for the initial indications, further clinical trials may be necessary to gain approval for the use of the product for additional indications. The Food and Drug Administration requires that adverse affects be reported to the Food and Drug Administration and may also require post-marketing testing to monitor for adverse affects, which can involve significant expense.

Under current requirements, facilities manufacturing biological products must also be licensed. To accomplish this, a biologic license application must be filed with the Food and Drug Administration. The biologic license application describes the facilities, equipment and personnel involved in the manufacturing process. An establishment license is granted on the basis of inspections of the applicant's facilities in which the primary focus is on compliance with regulations and procedures and the ability to consistently manufacture the product in the facility in accordance with the Investigational Device Exemption. If the Food and Drug Administration finds the inspection unsatisfactory, it may decline to approve the biologic license application, resulting in a delay in production of products.

As part of the approval process for human biological products, each manufacturing facility must be registered and inspected by the Food and Drug Administration prior to marketing approval. In addition, state agency inspections and approvals may also be required for a biological product to be shipped out of state.

Regulatory Process in Europe

If we successfully develop our PluriX™ bioreactor system and seek regulatory approval in Europe, we believe our PluriX™ Bioreactor system may be regulated in Europe as a Class I Sterile, Class IIb or Class III medical device, under the authority of the Medical Device Directives being implemented by European Union member countries. These classifications apply to medical laboratory equipment and supplies including, among other products, many devices that are used for the collection and processing of blood for patient therapy.

The Medical Device Directives regulations vest the authority to permit affixing of the CE Mark with various notified bodies. These are private and state organizations which operate under license from the member states of the European Union to certify that appropriate quality assurance standards and compliance procedures are followed by developers and manufacturers of medical device products or, alternatively, that a manufactured medical product meets a more limited set of requirements. Notified bodies are also given the responsibility for determination of the appropriate standards to apply to a medical product. Receipt of permission to affix the CE Mark enables a company to sell a medical device in all European Union member countries. Other registration requirements may also need to be satisfied in certain countries. We have not received permission from a notified body to affix the CE Mark to our PluriX™ Bioreactor system.

PLAN OF OPERATION

Overview

You should read the following discussion of our financial condition and results of operations together with the unaudited financial statements and the notes to unaudited financial statements included elsewhere in this filing prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

From our inception on May 11, 2001 to April, 2003, we had been engaged in software development, premised on the use of artificial intelligence in computer programming technology and in many areas of the computer, Internet, robotics, and games industries, and as well, a software application to assist in finding domain names. In May 2003, our board of directors conducted an in-depth analysis of our business plan and related future prospects for software development companies. To better protect stockholder interests and provide future appreciation, it was decided to concurrently pursue initiatives in the biotech industry as an extension to our existing business. On May 5, 2003, we entered into a License Agreement with Weizmann Institute to Science and the Technion-Israel Institution of Technology to acquire an exclusive license for a stem cell expansion technology. To better develop this exclusively licensed technology, we purchased 100% of the issued and outstanding shares of Pluristem, Ltd. on June 10, 2003. Pluristem, Ltd. is a research and development company based in Israel. As of July 1, 2003, we have suspended our efforts to further develop artificial intelligence in computer programming and other software applications.

Liquidity and Capital Resources

During the six months ended December 31, 2003, we incurred a net loss of $693,084, as compared to a net loss of $40,302 in the six month period to December 31, 2002. For the three months ended December 31, 2003 we incurred a loss of $370,625 compared to a loss of $20,023 in the three months ended December 31, 2002. This resulted from the change of business that we undertook in May, 2003, to become a medical product research and development company. We obtained funds to carry on our business during the six months from a private placement we conducted in July, 2003, which raised net proceeds of $1,235,752 through the issuance of 725,483 units comprising one common share and two common share purchase warrants. By the end of the six month period, on December 31, 2003, we had cash of $107,798, which is only sufficient to fund our operations for approximately one month.

On January 20, 2004, we closed a private placement for gross proceeds of $1,500,000 through the issuance of 3,000,000 units, each unit comprising one common share and one common share purchase warrant. The net proceeds of this transaction of approximately $1,320,000 after payment of commissions and legal costs will be used to fund our operations for the coming year. While we expect that we have sufficient funds to operate until early fall, 2004, we will have to raise additional funds from the market before we have any cash flow from operations. The approval process for our products in the United States and other jurisdictions is protracted and we believe will take several years. In addition, any acquisitions that we may plan or product development that is beyond the scope of what is described in our Plan of Operations below will require additional capital, which must be raised through the issuance of our securities.

Results of Operations

Because of the change of business undertaken by our company in 2003, it would not be meaningful to compare operations for the three or six month periods ended December 31, 2003 to December 31, 2002. Instead, we present a plan of operation for our company for the twelve month period ending December 31, 2004.

Plan of Operations

Our primary objective over the next twelve months will be to conduct further development and research on our proprietary technology - the PluriX™ Bioreactor system. In order to optimize the system, we will build new PluriX™ Bioreactor systems for laboratory use to examine all of its parts and their different functions. We will begin feasibility studies of stem cells expanded outside of host body on animals. In addition, we intend to identify proteins that are involved with stem cell regulators.

Concurrently, we will initiate contact with research centers and cord blood banks to establish cooperative relations for future business development.

We intend to consult with a Food and Drug Administration advisor to assist us in determining our path in the process toward gaining regulatory approval.

We have not generated any revenues and our operating activities have used cash resources of $690,284 for the six months ended December 31, 2003, compared to $29,441 for the six months ended December 31, 2002. This negative cash flow is primarily attributable to the costs incurred in the acquisition of Pluristem, Ltd., the payment of employees and research costs. We anticipate that our operating expenses will increase as we intend to conduct trials and experiments with our technology and work toward its commercialization. We estimate our expenses in the next twelve months will be $2,446,000, generally falling in three major categories: research and development costs, purchase of in-process research and development and general and administrative expenses.

Research and Development Costs

For the next twelve months, we estimate that our research and development costs will be approximately $1,410,000. We intend to spend our research and development costs on optimizing the 3-D bioreactor operations, implanting stem cells from cord blood into the stromal cell cultures of PluriX™ Bioreactor systems for expansion and on conducting studies on mice to examine stem cell development and expansion.

General and Administrative Expenses

For the next twelve months, we estimate that our general and administrative expenses will be approximately $1,036,000. These expenses will include business development, office and miscellaneous charges, which consist primarily of charges incurred for purchase of office supplies and other administrative expenses. These expenses will also include professional fees, which consist primarily of accounting and auditing fees for the year end audit and legal fees for securities advice, directors liability insurance and cost of fundraising. We also are considering issuing shares of our common stock for certain services performed by consultants on behalf of our company.

We do not expect to generate any revenues in the next twelve months. Our PluriX™ Bioreactor system will not be ready for sale for up to three years.

In our management's opinion, we need to achieve the following events or milestones in the next twelve months in order for us to begin generating revenues as planned within three years:

  Raise equity or debt financing or a combination of equity and debt financing of at least $4,000,000.
  Build new bioreactors for continued research into bioreactor functionality in laboratory conditions.
  Optimize 3-D operations of the PluriX™ Bioreactor system - using the 3-D environment of the PluriX™ Bioreactor system, a dense population of stromal cells (support cells) has been reached to provide the basis for stem cell expansion without differentiation. The stromal cells release a signal to prevent differentiation. Optimization of the bioreactor system is a continuous process to enable the stem cells to self-renew while remaining in their original state.

  Studies to obtain an animal model. Trials will be conducted on SCID mice to examine the stem cell development and expansion process. "SCID mice" are mice without immune systems so that they can be used to simulate human immune systems.
  Etablish relations with research centers and cord blood banks.

Research and Development

During the six month period ended December 31, 2003, we continued our research activities in our clean rooms and laboratory. We built bioreactors to conduct research and development in a 3-D environment and seeded stromal cells into the bioreactors to produce the stromal cell culture where the stem cells will be implanted. Throughout the next twelve months, we will continue with these research and development activities.

Purchase or Sale of Equipment

With the acquisition of Pluristem Ltd., we obtained much of the specialized laboratory equipment that we need to conduct our research. This equipment included incubators, freezers, computers, hot plates, generators, microscopes, and other equipment. We expect that we now own most of the laboratory equipment that we will need to conduct our planned research and development for the year ending June 30, 2004.

Dilution

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Going Concern

Due to our being a development stage company and not having generated revenues, in the consolidated financial statements for the year ended June 30, 2003, we included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recently Issued Accounting Standards

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is effective for financial instruments entered into or modified after May 31. 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 except for mandatory redeemable financial instruments of nonpublic entities. The adoption of this standard did not have a material effect on our financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either 9(a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure variable interest entity were established. As of December 31, 2003, we adopted FIN 46, but the adoption of this standard had no material effect on our financial position or results of operations.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financial statements.

Going Concern

Our annual financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of operations. The financial statements have been prepared assuming we will continue as a going concern. However, certain conditions exist which raise substantial doubt about our ability to continue as a going concern. We have suffered recurring losses from operations and have accumulated losses of approximately $541,000 since inception through the year ended June 30, 2003 and $1,233,982 through the period ended December 31, 2003.

Acquisition of Technology Rights

In the acquisition of stem cell expansion technology rights through the License Agreement, we considered whether these rights meet the criteria of an asset or should have been expensed. In our opinion, the PluriX™ Bioreactor system and License Agreement technology, which are patent protected in certain jurisdictions and can be used for other applications as explained in Item 1, meet the criteria of an "Asset". While patent protection will last approximately 21 years, we believe that unless we can develop and commercialize our asset for several different products, its value may be severely impaired. That is why we have amortized this asset over five years.

DESCRIPTION OF PROPERTY

As of June 2003, we moved our principal offices to MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905. Our telephone number is 011-972-4-850-1080. We lease our office space from MATAM Advanced Technology Park on a month to month basis and our monthly rental is $6,185. During the fiscal year ending June 30, 2003, we paid $34,803 for rent and $37,113 for the six months ending December 31. 2003.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

On December 19, 2002, our common stock received approval for quotation on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board under the name "A.I. Software, Inc." and under the symbol "AISF". On April 8, 2003, we effected a fourteen (14) for one (1) forward stock split. Accordingly, our symbol was changed to "ASOW". On June 30, 2003, we effected a name change to "Pluristem Life Systems, Inc." and our symbol was changed to "PLRS". The following table reflects the high and low bid information for our common stock obtained from Yahoo! Finance and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board
Quarter Ended(1)	High(2)	Low(2)
December 31, 2003	$1.24	$0.55
September 30, 2003	$1.88	$1.07
June 30, 2003	$2.29	$0.05
March, 31, 2003	$0.42	$0.42

(1) Our common stock received approval for quotation on December 19, 2002. The first trade occurred January 21, 2003.

(2) On April 8, 2003, we effected a 14 for 1 forward split of our common stock, as a result all stock prices have been adjusted on a post-split basis.

On February 23, 2004, the closing price for the common stock as reported by the quotation service operated by the OTC Bulletin Board was $0.70.

As of February 23, 2004, there were 70 holders of record of our common stock. As of such date, 26,558,483 common shares were issued and outstanding.

Our common shares are issued in registered form. The Nevada Agency and Trust Company, Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501 (Telephone: 775.322.0626; Facsimile: 775.322.5623) is the registrar and transfer agent for our common shares.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings, if any, for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of Dr. Irit Arbel, Chief Executive Officer and director of our company and Harvey Lawson, former Chief Executive Officer and a former director of our company, during the period from incorporation (May 11, 2001) to the end of fiscal year ended June 30, 2003. No other officers or directors received annual compensation in excess of $100,000 during the most recently completed fiscal year and are considered to be named executive officers for the purposes of our executive compensation disclosure on this registration statement.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compen- sation (US$)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (US$)	All Other Compen- sation
Dr. Irit Arbel Chief Executive Officer	2003	Nil	Nil	$20,000	Nil	Nil	Nil	Nil
Harvey Lawson Former Chief Executive Officer & Current Director	2003 2002 2001(1)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1) Incorporated on May 11, 2001.

OPTION GRANTS IN THE LAST FISCAL YEAR

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the fiscal year ended June 30, 2003.

AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND 2003 FISCAL YEAR END OPTION/VALUES

The following table sets forth for Dr. Irit Arbel, the Chief Executive Officer and a director of our Company, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of June 30, 2003.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exercisable / Unexercisable
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Irit Arbel	Nil	Nil	Nil	Nil	Nil	Nil

REPRICING OF OPTIONS/SARS

We did not reprice any options awarded to any executive officers during fiscal year ended June 30, 2003.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

We have no long-term incentive plans, other than the Stock Option Plan described below.

COMPENSATION OF DIRECTORS

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the fiscal year ended June 30, 2003.

We have no present formal plan for compensating our directors for their service in their capacity as directors, although directors were granted stock options to purchase shares of common stock effective December 30, 2003. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board. The board may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this registration statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during the fiscal year ended June 30, 2003.

STOCK OPTION PLAN

On November 25, 2003, we adopted our 2003 Stock Option Plan, under which options to purchase up to 4,100,000 shares of our common stock can be granted to our directors, officers, employees and consultants. We granted a total of 3,645,780 options on December 30, 2003 with various exercise prices and expiration dates, to directors, officers, employees and consultants.

EXECUTIVE EMPLOYMENT AGREEMENTS

There are no written employment or consulting agreements between our company and any of our directors and executive officers. We have unwritten agreements with Dr. Irit Arbel and Shmuel Levi whereby our compensation committee will decide on their annual gross salary. Currently, Dr. Arbel's salary is $104,000 per annum and Shmuel Levi's salary is $69,000 per annum.

Arrangements and plans to provide pension, retirement or similar benefits for directors or executive officers will be decided upon by the compensation committee. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our security holders but intend to voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Pluristem Life Systems, Inc. are filed as part of this registration statement:

Consolidated Balance Sheets at December 31, 2003 (Unaudited) and June 30, 2003

Consolidated Statements of Operations - Six Months and Three Months Ended December 31, 2003 (Unaudited) and 2002 (Unaudited) and for the period from May 11, 2001 (incorporation) through December 31, 2003 (Unaudited)

Consolidated Statements of Changes in Stockholders' Equity (Deficiency) - Six Months Ended December 31, 2003 (Unaudited) and Year Ended June 30, 2003, June 30, 2002 and for the period from May 11, 2001 (incorporation) through June 30, 2001

Consolidated Statements of Cash Flows - Six Months Ended December 31, 2003 (Unaudited) and 2002 (Unaudited) and for the period from May 11, 2001 (incorporation) through December 31, 2003

Notes to Consolidated Financial Statements (Unaudited) - Six Months Ended December 31, 2003

Independent Auditor's Report, dated August 2, 2003

Independent Auditor's Report, dated August 9, 2002

Consolidated Balance Sheets as at June 30, 2003 and 2002

Consolidated Statements of Operations for the year ended June 30, 2003, June 30, 2002, for the period from May 11, 2001(incorporation) through June 30, 2001 and for the period from May 11, 2001 (incorporation) through June 30, 2003

Consolidated Statements of Changes in Stockholders' Equity (Deficiency) for the year ended June 30, 2003, June 30, 2002, for the period from May 11, 2001(incorporation) through June 30, 2001

Consolidated Statements of Cash Flows for the year ended June 30, 2003, June 30, 2002, for the period from May 11, 2001(incorporation) through June 30, 2001 and for the period from May 11, 2001 (incorporation) through June 30, 2003

Notes to the Consolidated Financial Statements for the year ended June 30, 2003

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Company in the Development Stage)
(Previous Name - A. I. SOFTWARE INC.)
CONSOLIDATED INTERIM FINANCIAL STATEMENTS
(UNAUDITED)
AS OF DECEMBER 31, 2003

IN U.S. DOLLARS

INDEX

Page

Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Statements of stockholders' equity	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-12

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..........................

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
CONSOLIDATED BALANCE SHEETS

In U.S. Dollars (except share data)

	December 31,	June 30,

	2003	2003

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 107,798	$ 507,337
Accounts receivable	28,627	10,281

Total current assets	136,425	517,618

LONG-TERM RESTRICTED LEASE DEPOSIT	17,667	19,837

SEVERANCE PAY FUND	17,770	-

PROPERTY AND EQUIPMENT, NET	139,130	123,252

INTANGIBLE ASSET
Know-how, net	299,347	333,887

Total assets	$ 610,339	$ 994,594

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term bank credit	$ 10,377	$ 26
Current maturities of long-term debt	100,000	-
Trade payables	91,341	123,409
Other accounts payable and accrued expenses	125,408	132,564

Total current liabilities	327,126	255,999

LONG-TERM DEBT
Know-how licensors, net of current maturities	163,260	248,178

ACCRUED SEVERANCE PAY	20,325	-

STOCKHOLDERS' EQUITY
Share capital:
Common stock $0.00001 par value: Authorized: 1,400,000,000 shares as of December 31, 2003 and June 30, 2003; Issued and Outstanding: 22,558,483 and 21,833,000 as of December 31, 2003 and June 30, 2003, respectively	225	218
Additional paid-in capital	1,333,385	97,633
Receipts on account of shares	-	933,464
Deficit accumulated during the development stage	(1,233,982)	(540,898)

	99,628	490,417

	$ 610,339	$ 994,594

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In U.S. Dollars (except share and per share data)

	Six Month Period Ended December 31,		Three Month Period Ended December 31,		Period From May 11, 2001 (Inception) Through December 31,
	2003	2002	2003	2002	2003

Research and development costs	$ 460,871	$ 27,000	$ 217,577	$ 13,500	$ 594,742

General and administrative expenses	213,082	10,743	139,525	6,499	364,154

In-process research and development write-off	-	-	-	-	246,470

	673,953	37,743	357,102	19,999	1,205,366

Financial expenses, net	19,131	2,559	13,523	24	28,616

Loss for the period	$ 693,084	$ 40,302	$ 370,625	$ 20,023	$ 1,233,982

Basic and diluted net loss per share	$ (0.03)	$ (0.001)	$ (0.02)	$ (0.0004)

Weighted average number of shares used in computing basic and diluted Net loss per share:	22,495,398	40,914,356	22,558,483	46,828,712

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
STATEMENTS OF CHANGES IN OF STOCKHOLDERS' EQUITY (DEFICIENCY)

In U.S. Dollars (except shares data)

					Deficit
					accumulated	Total
			Additional	Receipts	during the	Stockholders'
	Common Stock		paid-in	on account	development	Equity
	Shares	Amount	capital	of shares	stage	(Deficiency)

Balance as of May 11, 2001 (date of incorporation)	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock July 9, 2001	35,000,000	350	2,150	-	-	2,500

Balance as of June 30, 2001	35,000,000	350	2,150	-	-	2,500
Loss for the year ended June 30, 2002	-	-	-	-	(77,903)	(77,903)

Balance as of June 30, 2002	35,000,000	350	2,150	-	(77,903)	(75,403)
Issuance of common stock
On October 14, 2002, net of Issuance costs of $17,359	14,133,000	141	83,450	-	-	83,591
Forgiveness of debt	-	-	11,760	-	-	11,760
Stocks cancelled on March 19, 2003	(27,300,000)	(273)	273	-	-	-
Receipts on account of shares and warrants, net of issuance costs of $56,540	-	-	-	933,464	-	933,464
Loss for the year ended June 30, 2003	-	-	-	-	(462,995)	(462,995)

Balance as of June 30, 2003	21,833,000	218	97,633	933,464	(540,898)	490,417
Issuance of common stock on July 16, 2003, net of issuance costs of $70,110	725,483	7	1,235,752	(933,464)	-	302,295
Loss for the period ended December 31, 2003	-	-	-	-	(693,084)	(693,084)

Balance as of December 31, 2003 (unaudited)	22,558,483	$ 225	$1,333,385	$ -	$ (1,233,982)	$ 99,628

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

In U.S. Dollars
	Six Month Period Ended December 31,		Period From May 11, 2001 (Inception) Through December 31,

	2003	2002	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (693,084)	$ (40,302)	$ (1,233,982)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and know-how	43,192	-	61,453
In-process research and development write-off	-	-	246,470
Increase in accounts receivable	(18,346)	-	(19,791)
Increase (decrease) in trade payables	(32,068)	-	81,934
Increase (decrease) in other accounts payable and accrued expenses	(7,156)	8,446	(301,171)
Increase in accrued interest to related parties	-	2,415	3,450
Linkage differences and interest of long-term restricted lease deposit	(459)	-	(1,489)
Know-how licensors - imputed interest	15,082	-	17,860
Accrued severance pay, net	2,555	-	2,555

Net cash used in operating activities	(690,284)	(29,441)	(1,142,711)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Pluristem Ltd.	-	-	31,899
Purchase of property and equipment	(24,530)	-	(24,530)
Long-term restricted lease deposit	2,629	-	2,629
Purchase of know-how	-	-	(100,000)

Net cash used in investing activities	(21,901)	-	(90,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of issuance costs	302,295	-	388,386
Receipts on account of shares	-	100,950	933,464
Increase in short-term bank credit	10,351	-	10,351
Proceeds from notes and loan payable to related parties	-	(72,300)	78,195
Repayments of notes and loan payable to related parties	-	-	(69,885)

Net cash provided by financing activities	312,646	28,650	1,340,511

Increase (decrease) in cash and cash equivalents	(399,539)	(791)	107,798
Cash and cash equivalents at the beginning of the period	507,337	961	-

Cash and cash equivalents at the end of the period	$ 107,798	$ 170	$ 107,798

Non-cash investing and financing information:
Unpaid know-how	$ -	$ -	$ 300,000

Unamortized discount	$ -	$ -	$ 54,600

Forgiveness of debt	$ -	$ -	$ 11,760

Conversion of receipts on account of shares into common stock	$ 933,464	$ -	$ 933,464

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

In U.S. Dollars

NOTE 1:- GENERAL

Pluristem Life Systems Inc. (the "Company"), a Nevada corporation was incorporated and commenced operations on May 11, 2001. The Company has a wholly owned subsidiary, Pluristem Ltd. (the "subsidiary") that was incorporated under the laws in Israel, and began its activity in January 2003.

The Company is devoting substantially all of its efforts towards conducting research and development of critical cell expansion services to cord blood banks. In the course of such activities, the Company and its subsidiary have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiary have not generated any revenues or product sales and have not achieved profitable operations or positive cash flows from operations. The Company's deficit accumulated during the development stage aggregated to $1,230 thousand through December 31, 2003. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

The Company plans to continue to finance its operations with a combination of stock issuance and private placements and in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its planned products.

As of December 31, 2003 the Company has positive stockholders' equity of approximately $100 thousand and a negative working capital of approximately $191 thousand. In addition, the Company had negative cash flow from operating activities of approximately $690 thousand and approximately $1,143 thousand during the six-month period ended December 31, 2003 and the period from inception through December 31, 2003, respectively and accumulated losses of approximately $1,230 thousand since inception.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue operating is dependent upon an additional financial support until profitability is achieved. As detailed in Note 7, the Company raised approximately $1.3 million subsequent to balance sheet date and Company's management is actively looking to raise the required additional financial support, while applying cost saving measures to keep expenses aligned with a defined budget.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated a proven history of operations.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a. The significant accounting policies applied in the annual consolidated financial statements of the Company as of June 30, 2003 are applied consistently in these consolidated financial statements.

These financial statements are to be read in conjunction with the audited annual financial statements of the Company as of June 30, 2003 and their accompanying notes.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (continued)

b. Accounting for stock-based compensation:

As explained in Note 6(b), the Company's Board of Directors has adopted an Employee Stock Option Plan ("ESOP").

The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees ("APB 25") and Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation ("FIN 44") in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company's share options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized.

The Company adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 148, "Accounting for Stock-Based Compensation - transition and disclosure" ("SFAS No. 148"), which amended certain provisions of Financial Accounting Standards Board Statement No. 123 ("SFAS 123") to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, effective as of the beginning of the fiscal year. The Company continues to apply the provisions of APB No. 25, in accounting for stock-based compensation.

Pro forma information regarding the Company's net loss and net loss per share as required by SFAS 123 has been determined as if the Company had accounted for its stock options under the fair value method prescribed by SFAS No. 123.

The fair value for options granted in the 6 months period ended December 31, 2003 is amortized over their vesting period and estimated at the date of grant using a Black-Scholes options pricing model with the following weighted average assumptions:

Dividend yield 0%

Expected volatility 0.8

Risk-free interest 1.6%

Expected life of up to 2 years

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (continued)

Pro forma information under SFAS No. 123, is as follows:

Six months period ended
December 31,
2003

Net loss available to Ordinary shares - as reported	(693,084)
Add - stock based employee compensation - intrinsic value	-
Deduct - stock-based employee compensation - fair value	(1,207)

Pro forma:
Net loss	(694,291)

Earning per share:
Basic and diluted net loss per share as reported	(0.03)

Basic and diluted pro forma loss per share	(0.03)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with selling, goods or Services" ("EITF 96-18"), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

c. Impact of recently issued accounting standards

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is effective for financial instruments entered into or modified after May 31. 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 except for mandatory redeemable financial instruments of nonpublic entities. The Company does not expect that the adoption of this standard will have a material effect on its financial position or results of operations, if any.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (continued)

c. Impact of recently issued accounting standards (continued)

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46") (revised in December 17, 2003). The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN 46 also requires disclosures about variable interest entities that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after December 15, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after March 15, 2004 Certain of the disclosure variable interest entity were established. The Company does not expect that the adoption of this standard will have a material effect on its financial position or results of operations, if any.

NOTE 3:- UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 2003 are not necessarily indicative of the results that may be expected for the year ended June 30, 2004.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 4:- PROPERTY AND EQUIPMENT

Depreciation and amortization expenses amounted to $43,192 for the six-month period ended December 31, 2003.

NOTE 5:- SHARE CAPITAL

a. During July 2003, the Company issued an aggregate of 725,483 common shares and 1,450,966 warrants to all the subscribers for total consideration of $1,235,752 (net of issuance costs of $70,110), under a private placement.

In this placement each unit comprised of one common stock and two-share purchase warrants. The first warrant is exercisable for one additional common stock at a price of $2.25 per share, and may be exercised for one year. The second warrant is exercisable for one additional common stock at a price of $2.70 per share, and may be exercised for five years. The securities have not been registered for trade and are therefore restricted pursuant to Rule 144 under the U.S. Securities and Exchange Act of 1933.

See also Note 6 as to issuance of additional stock subsequent balance sheet date.

b. Employee Stock Option Plan ("ESOP")

Under the Company's 2003 Stock Option Plan (the "Plan"), options may be granted to officers, directors, employees and consultants of the Company or its subsidiaries.

Pursuant to the Plan, the Company reserved for issuance 4,100,000 Common stock. As of December 31, 2003, 454,220 Common stock of the Company are still available for future grant under the plan.

Each option granted under the Plan is exercisable until the earlier of two years from the date of grant of the option or the expiration dates in the year 2013. The exercise price of the options granted under the plan may not be less than the nominal value of the stock into which such options are exercised. The options vest primarily over two years. Any options, which are canceled or forfeited before expiration, become available for future grants.

As of December 31, 2003, the Company granted 2,976,591 options to employees and directors, the exercise price was $0.76.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 5:- SHARE CAPITAL (continued)

c. Options issued to consultants:

The Company's outstanding options to consultants as of December 31, 2003 are as follows:

Issuance date	Options for ordinary shares	Exercise price per share	Exercisable through

December 2003	250,000	$ 1.00	May 2005 - May 2013
December 2003	250,000	$ 1.25	May 2005 - May 2013
December 2003	169,189	$ 0.76	Jan. 2005 - Jan. 2013

	669,189

The options are exercisable through the year 2005. If not exercised, they automatically renew for one additional year, each time, for up to ten years, through the year 2013.

The Company has accounted for its options to consultants under the fair value method as required by SFAS No. 123 and EITF 96-18. Those options vest primarily over 2 years. The fair value for these options was estimated using Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rates of 1.6%, dividend yields of 0% for each year, volatility factors of the expected market price of the Company's Ordinary shares of $0.80 for the year, and a weighted-average contractual life of the options of 10 years. Compensation expenses were not provided due to immateriality.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Previous Name - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 6:- SUBSEQUENT EVENT

a. On January 20, 2004, the Company consummated a private placement equity investment with a group of individuals and institutional investors (the "investors") representing net proceeds to the Company of approximately $1.3 million (net of issuance costs of approximately $200 thousand), for 3,000,000 new shares and warrants issued to the investors, under the terms of a Securities Purchase Agreement dated January 20, 2004 (the "Investment Agreement).

The Company accepted subscriptions for common shares and warrants, each common share priced at $0.50 per common share. Each warrant is exercisable for one additional common share at a price of $0.75 per share, and may be exercised until January 31, 2007. In addition, the Company issued 300,000 finder's warrants in connection with this private placement. The finders' warrants are exercisable into one common share at a price of $0.75 per common share until January 31, 2007. The securities have not been registered and are therefore restricted pursuant to Rule 144 under the U.S. Securities and Exchange Act of 1993.

Under the investment agreement the Company undertook to register the above mentioned new shares with the SEC under the Securities and Exchange Act of 1993 no later than May 15, 2004. In the Investment Agreement the Company undertook certain limitations as to issuing new Common Stock prior to registration of the new stock under the above mentioned Investment Agreement.

In case of failure to file the registration statement by February 29, 2004, or in case the registration does not become effective through May 15, 2004 the Company will have to compensate the investors (either in cash or in new shares - at the investors choice) in amounts of 2% to 3% of the total consideration per month.

b. On January 28, 2004, the Company issued an aggregate of 1,000,000 shares of its common stock to a number of consultants and service providers ("subscribers") as compensation for carrying out the investor relations and research activities during future periods specified in the agreements entered into between the Company and the subscribers. These subscriptions were private in nature, and the securities were issued in reliance upon Rule 506 of Regulation-D promulgated under the Securities Act of 1933.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Company in the Development Stage)
(Formerly - A. I. SOFTWARE INC.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2003

IN U.S. DOLLARS

INDEX

Page

Report of Independent Auditors	2
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Statements of stockholders' equity (deficiency)	5
Consolidated Statements of Cash Flows	6-7
Notes to Consolidated Financial Statements	8-19

ERNST & YOUNG

REPORT OF INDEPENDENT AUDITORS

To The Stockholders Of

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formerly- A. I. SOFTWARE INC.)

We have audited the accompanying consolidated balance sheet of Pluristem Life Systems Inc. (A Company in the Development Stage) ("the Company") (formerly - A. I. Software Inc.), and its subsidiary as of June 30, 2003 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended and for the period May 11, 2001 (inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of June 30, 2002, and for the period May 11, 2001(inception) through June 30, 2002, were audited by other auditors whose report dated August 9, 2002, included an explanatory paragraph about the Company's ability to continue as a going concern, due to lack of necessary working capital for its planned activity. The financial statements for the period May 11, 2001 (inception) through June 30, 2002 include net loss of $77,903. Our opinion on the consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the period May 11, 2001 (inception) through June 30, 2003, insofar as it relates to amounts for prior periods through June 30, 2002, is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company and its subsidiary as of June 30, 2003 and the results of their operations and cash flows, for the year then ended and the period from May 11, 2001 (inception) through June 30, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1b, the Company, being a company in a development stage, has incurred recurring operating losses since inception and has a negative cash flow from operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. (Management's plans with regard to these matters, including its plans to raise additional funds, are also described in Note 1b). The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Kost Forer & Gabbay
Kost Forer & Gabbay
A member of Ernst & Young Global

Haifa, Israel
August 2, 2003

DAVIDSON & COMPANY

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of
Pluristem Life Systems Inc. (formerly AI Software Inc.)
(A Development Stage Company)

We have audited the accompanying balance sheet of Pluristem Life Systems Inc. (formerly AI Software Inc.) as at June 30, 2002 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year ended June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at June 30, 2002 and the results of its operations and its cash flows for the year ended June 30, 2002 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

August 9, 2002

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formerly- A. I. SOFTWARE INC.)
CONSOLIDATED BALANCE SHEETS

In U.S. Dollars (except share data)

		June 30,
	Note	2003	2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	3	$ 507,337	$ 961
Accounts receivable		10,281	-
Deferred offering costs		-	15,575

Total current assets		517,618	16,536

LONG-TERM RESTRICTED LEASE DEPOSIT		19,837	-

PROPERTY AND EQUIPMENT, NET	4	123,252	-

INTANGIBLE ASSET
Know-how, net	5	333,887	-

Total assets		$ 994,594	$ 16,536

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Short-term bank credit	6	$ 26	$ -
Trade payables		123,409	-
Other accounts payable and accrued expenses	7	132,564	10,294
Due to related parties	8	-	81,645

Total current liabilities		255,999	91,939

KNOW-HOW LICENSORS	5	248,178	-

COMMITMENTS AND CONTINGENT LIABILITIES	9

STOCKHOLDERS' EQUITY (DEFICIENCY)
Share capital:	10
Common stock $0.00001 par value: Authorized: 1,400,000,000 shares as of June 30, 2003 and 2002; Issued and Outstanding: 21,833,000 and 35,000,000 as of
June 30, 2003 and 2002, respectively		218	350
Additional paid-in capital		97,633	2,150
Receipts on account of shares		933,464	-
Deficit accumulated during the development stage		(540,898)	(77,903)

		490,417	(75,403)

		$ 994,594	$ 16,536

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formerly - A. I. SOFTWARE INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS

In U.S. Dollars (except share and per share data)

		Year ended June 30,		Period from May 11, 2001 (inception) through June 30,
	Note	2003	2002	2003

Research and development costs		$ 79,871	$ 54,000	$ 133,871

General and administrative expenses		130,619	20,453	151,072

In-process research and development write-off	1d	246,470	-	246,470

		456,960	74,453	531,413

Financial expenses, net	12	6,035	3,450	9,485

Net loss		$ 462,995	$ 77,903	$ 540,898

Basic and diluted net loss per share		$(0.01)	$ (0.002)

Weighted average number of shares used
in computing basic and diluted net loss
per share:		37,357,568	35,000,000

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
STATEMENTS OF CHANGES IN OF STOCKHOLDERS' EQUITY (DEFICIENCY)

In U.S. Dollars (except shares data)

	Common Stock
	Shares	Amount	Addition paid-capital	Receipt on account of shares	Deficit accumulated during the development stage	Total Stockholders' Equity Total (Deficiency)

Balance as of May 11, 2001
(date of incorporation)	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock
July 9, 2001	35,000,000	350	2,150	-	-	2,500

Balance as of June 30, 2001	35,000,000	350	2,150	-	-	2,500
Loss for the year ended June 30, 2002	-	-	-	-	(77,903)	(77,903)

Balance as of June 30, 2002	35,000,000	350	2,150	-	(77,903)	(75,403)

Issuance of common stock
On October 14, 2002, net of Issuance costs of $17,359	14,133,000	141	83,450	-	-	83,591
Forgiveness of debt	-	-	11,760	-	-	11,760
Shares cancelled on March 19, 2003	(27,300,000)	(273)	273	-	-	-
Receipts on account of shares and warrants, net of issuance costs of $56,540	-	-	-	933,464	-	933,464
Loss for the year ended June 30, 2003	-	-	-	-	(462,995)	(462,995)

Balance as of June 30, 2003	21,833,000	$ 218	$ 97,633	$ 933,464	$ (540,898)	$ 490,417

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

In U.S. Dollars
	Year ended June 30,		Period from May 11, 2001 (inception) through June 30,
	2003	2002	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (462,995)	$ (77,903)	$ (540,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,261	-	18,261
In-process research and development write-off	246,470	-	246,470
Increase in accounts receivable	(1,445)	-	(1,445)
Increase in trade payables	114,002	-	114,002
Increase in other accounts payable and accrued expenses	(304,309)	10,294	(294,015)
Increase in accrued interest	-	3,450	3,450
Linkage differences and interest of long-term restricted
lease deposit	(1,030)	-	(1,030)
Amortization of discount	2,778	-	2,778

Net cash used in operating activities	(388,268)	(64,159)	(452,427)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Pluristem Ltd. (1)	31,899	-	31,899
Deferred offering costs	15,575	(15,575)	-
Purchase of Know-how	(100,000)	-	(100,000)

Net cash used in investing activities	(52,526)	(15,575)	(68,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of issuance costs	83,591	2,500	86,091
Receipts on account of shares	933,464	-	933,464
Proceeds from notes and loan payable to related parties	-	78,195	78,195
Repayments of notes and loan payable to related parties	(69,885)	-	(69,885)

Net cash provided by financing activities	947,170	80,695	1,027,865

Increase in cash and cash equivalents	506,376	961	507,337
Cash and cash equivalents at the beginning of the period	961	-	-

Cash and cash equivalents at the end of the period	$ 507,337	$ 961	$ 507,337

Non-cash investing and financing information:
Unpaid know-how	$ 300,000	$ -	$ 300,000

Unamortized discount	$ 54,600	-	$ 54,600

Forgiveness of debt	$ 11,760	-	$ 11,760

Supplemental disclosure with respect to cash flows:
Cash paid for interest	$ 92	$ -	$ 92

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

In U.S. Dollars

(1) Acquisition of Pluristem Ltd.

Estimated fair value of assets acquired and liabilities assumed at the acquisition date:

Year ended
June 30
2003

Working capital (excluding cash and cash equivalents)	$ (427,176)

Long-term restricted lease deposit	18,807
Property and equipment	130,000
In-process research and development write-off	246,470

$ (31,899)

The accompanying notes are an integral part of the consolidated financial statements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 1:- GENERAL

a. Definitions:

The Company	Pluristem Life Systems Inc.
The Subsidiary	Pluristem Ltd.

b. The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America under the name A. I. Software Inc. which was changed as of June 30, 2003 to Pluristem Life Systems Inc.

The Company operates in two segments (see Note 11):

The Company was engaged in the development of artificial intelligence software. The Company had not been successful in fully implementing its business plan and therefore, it was decided to concurrently pursue initiatives in the Biotech Industry as an extension to the existing activity.

On June 10, 2003, the Company purchased all of the issued and outstanding shares of Pluristem Ltd. The subsidiary was established on January 22, 2003 and is engaged in the research and development of expansion of cord blood hematopoietic stem cells. (see d below).

Since inception the Company has accumulated losses of approximately $ 541 thousand. The Company had negative cash flow from operating activities of approximately $ 64 thousand and approximately $ 388 thousand during the years ended June 30, 2002 and 2003. As of June 30, 2003 the Company has positive stockholders' equity of approximately $490 thousand and a positive working capital of approximately $261 thousand. The Company is still in the development stage.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue operating is dependent upon an additional financial support until profitability is achieved. Management of the Company is actively looking to raise the required additional financial support, while applying cost saving measures to keep expenses aligned with defined budget.

c. The Company is devoting substantially all of its efforts towards conducting research and development of critical cell expansion services to cord blood banks. In the course of such activities, the Company and its subsidiary have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiary have not generated any revenues or product sales and have not achieved profitable operations or positive cash flows from operations. The Company's deficit accumulated during the development stage aggregated to $540,898 through June 30, 2003. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

The Company plans to continue to finance its operations with a combination of stock issuance and private placements and in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its planned products.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 1:- GENERAL (continued)

d. Acquisition of Pluristem Ltd.

On June 10, 2003, the Company acquired all of the issued and outstanding shares of Pluristem Ltd. for a consideration of $1,000. Pluristem Ltd. is engaged in the research and development of expansion of cord blood hematopoetic stem cells, which was in line with the know how, the rights which the Company had purchased on May 1, 2003. The purchase price has been allocated to identifiable assets and liabilities of which an amount of $246,470 has been allocated to in-process research and development. The acquisition has been accounted under the purchase method of accounting and the results of Pluristem's operations have been included in the consolidated financial statements since that date.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

June 10,
2003

Current assets	41,735
Long-term restricted lease deposit	18,807
Property equipment	130,000
In-process research and development write-off	246,470

Total assets acquired	437,012
Current liabilities	436,012

Net assets acquired	$ 1,000

The $246,470 assigned to research and development assets were written off at the date of acquisition in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method" ("FIN 4").

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

a. Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b. Functional currency of the subsidiary

It is anticipated that the majority of the subsidiary's revenues will be generated outside Israel and will be determined in U.S. Dollars ("dollars"). In addition, most of the financing of the subsidiary's operations has been made in dollars. The subsidiary's management believes that the currency of the primary economic environment in which its operations are conducted is the dollar. Thus, the functional and reporting currency of the subsidiary is the dollar. Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" ("SFAS" No. 52). All transaction gains and losses from the remeasurement of monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

c. Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated upon consolidation.

d. Cash equivalents

Cash equivalents include short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date acquired.

e. Long-term restricted deposit

Long-term restricted deposit with maturity of more than one year used to collateralize a lease agreement is presented at cost. The deposit is in NIS (New Israeli Shekels) and bears an average annual interest rate of approximately 8.2%.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (continued)

f. Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of these assets, at the following annual rates:

%

Laboratory equipment	10
Computers and peripheral equipment	33
Office furniture and equipment	6-15

g. Know-how

Know-how is stated at amortized cost and is amortized, using the straight-line method over 5 years, which is the estimated useful life of this asset. During the year 2003 through 2006, the Company will amortize an amount of $69,080 each year and an amount of $57,567 in 2007.

According to Accounting Principle Board Opinion No. 21 - "Interest on Receivables and Payables" (APB No. 21) the unpaid portion of the know-how (See Note 5) is included at present value discounted at the relevant interest rate.

h. Impairment of long-lived assets

The Company's long-lived assets and identifiable intangibles are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of June 30, 2003, no such assets were considered to be impaired.

i. Research and Development costs

All research and development costs are charged to the statement of operations as incurred.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (continued)

j. Basic and diluted net loss per share

Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during each year. Diluted net loss per share is computed based on the weighted average number of shares of Common stock outstanding during each year, plus dilutive potential shares of common stock considered outstanding during the year, in accordance with Statement of Financial Standard No. 128, "Earnings Per Share." ("SFAS No. 128")

The warrants to be issued to the purchasers of common stock to be allotted have been excluded from the calculation of the diluted loss per share because all such securities are anti-dilutive for all periods presented. The total number of shares related to the warrants excluded from the calculations of diluted net loss per share was 957,223 for the year ended June 30, 2003.

k. Income taxes

The Company and its subsidiary accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method, whereby deferred tax assets and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

l. Concentration of credit risk

Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents (US dollar and NIS deposits) which are invested in major banks in Israel. Management believes that the financial institutions that hold the Company's investments are financially sound and accordingly, minimal credit risk exits with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

m. Fair value of financial instruments

The following methods and assumptions were used by the Company and its subsidiary in estimating their fair value disclosures for financial instruments: The carrying amounts of cash and cash equivalents, accounts receivable, short-term bank credit, trade payables other accounts payable approximate their fair value due to the short-term maturity of such instruments. The carrying amount of long term deposit and know-how liability approximates their fair value. The fair value was estimated using discounted cash flow analyses, based on the incremental borrowing rates for applicable borrowing arrangements.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (continued)

n. Impact of recently issued accounting standards

In June 2002, FASB finalized FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. A fundamental conclusion reached by the Board in this Statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, this Statement eliminates the definition and requirements for recognition of exit costs in Issue 94-3. This Statement also establishes that fair value is the objective for initial measurement of the liability. The adoption of this statement is not expected to have a material impact on the Company's financial position and results of operations. FAS 146 is effective for exit and disposal activities initiated after December 31, 2002.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is effective for financial instruments entered into or modified after May 31. 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 except for mandatory redeemable financial instruments of nonpublic entities. The Company does not expect that the adoption of this standard will have a material effect on its financial position or results of operations.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 3:- CASH AND CASH EQUIVALENTS

	June 30,

	2003	2002

In U.S. dollars	$ 391,986	$ 961
In New Israeli Shekels (NIS)	115,351	-

	$ 507,337	$ 961

The cash and cash equivalents mainly consist of short-term deposits bearing average annual interest of approximately 6.0% on Israeli currency. There is no interest on the dollar amount.

NOTE 4:- PROPERTY AND EQUIPMENT

June 30,
2003

Cost:
Laboratory equipment	$ 114,912
Computers and peripheral equipment	12,705
Office furniture and equipment	2,383

130,000

Accumulated depreciation:
Laboratory equipment	5,050
Computers and peripheral equipment	1,577
Office furniture and equipment	121

6,748

Depreciated cost	$ 123,252

Depreciation expenses amounted to $7,043 for the year ended June 30, 2003.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 5 - KNOW-HOW

a. On May 5, 2003, the Company entered into a License Agreement with the Weizmann Institute of Science and Technion-Israel Institute of Technology and other individuals, including two stockholders of the Company (the "Licensor") to acquire a license of stem cell expansion technology related to bone marrow transplants. The Company received an exclusive, worldwide license to use the technology over the life of the related patent. The patent is currently in the application stage. The license grants exclusivity over all products, uses and related intellectual property, and grants the Company the right to enter into sub-licenses. According to the License Agreement, the Company is committed to pay the Licensor the aggregate amount of $400,000 of which $100,000 has been paid as of the balance sheet date and the remainder is to be paid under the following terms:

1. An additional $100,000 on the earlier of the date human testing starts or December 15, 2004;

2. The balance of $200,000 on the earlier of the date FDA approval is received for a product, or December 15, 2006.

b. A royalty of 5% of monthly gross sales, and a 12.5% royalty on any other payments received by the Company for one time payments, such as distribution or sub-license rights, is payable to the Licensor within 30 days and 7 days respectively. The Company may also elect to pay 25% of all payments received under sub-licenses, in lieu of the 5% royalty on sales and the 12.5% royalty on lump sum payments.

c. The Company is responsible for any costs incurred for the enforcement of the patent and related intellectual property.

d. The Licensor was granted an option to assign the patent to the Company in exchange for 5% of the Company's fully diluted and outstanding share capital on the date of exercise. The option may only be exercised within 60 days of the share capital, as defined in the agreement, equating to an aggregate market capitalization of $25 million. If the Licensor exercises the option, all royalty payments noted in (3) will cease.

e. Know-how, net

June 30,
2003

Purchase of know-how	$ 400,000
Unamortized discount	(54,600)
Amortization	(11,513)

$ 333,887

f. Know-how licensors

June 30,
2003

Due at December 15, 2004, without interest	$ 100,000
Due at December 15, 2006, without interest	200,000
Less: unamortized discount based on interest rate at 7%	(51,822)

$ 248,178

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 6 - SHORT-TERM BANK CREDIT

Short-term bank credit from the bank is in New Israeli Shekels and bears an annual interest rate of 17.5%.

NOTE 7:- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	June 30,

	2003	2002

Accrued expenses	$ 86,428	$ 10,294
Employees and payroll accruals	46,136	-

	$ 132,564	$ 10,294

NOTE 8 - DUE TO RELATED PARTIES

	June 30,

	2003	2002

Notes payable on demand to a director of the Company,
unsecured, bearing interest at a rate of 10% per annum.
Included in this amount is accrued interest of $ Nil (2002- $3,450)	$ -	$ 51,645
Loans payable to directors of the Company; unsecured,
Non-interest bearing, with no fixed terms of payment	-	30,000

	$ -	$ 81,645

During the year ended June 30, 2003, the Company repaid $69,885 and was forgiven $11,760 of the amounts due to related parties.

NOTE 9:- COMMITMENTS AND CONTINGENCIES

a. The subsidiary leases facilities under operating lease agreements, which expire on January 2004 with an option to renew for additional two years. The average monthly payment is NIS 28,000 (approximately $6,000) and is linked to the Israeli Consumer Price Index (CPI).

In order to secure these agreements, the subsidiary pledged a deposit with the bank in the amount of $19,837.

Lease expenses amounted to $34,803 for the year ended June 30, 2003.

b. As to commitments in respect to know-how acquired - see Note 5.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO THE FINANCIAL STATEMENTS

In U.S. Dollars (except share amounts)

NOTE 10:- SHARE CAPITAL

The Company's authorized common stock consists of 1,400,000,000 shares with a par value of $0.00001 per share. All shares have equal voting rights and when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. A portion of the common stock is registered and publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. under the symbol PLRS.OB.

On July 9, 2001, the Company issued 35,000,000 shares of common stock in consideration of $2,500, which was received on July 27, 2001.

On October 14, 2002, the Company issued 14,133,000 shares of common stock at a price of $0.007 per common share in consideration of $100,950, net of offering costs of $17,359.

On March 19, 2003, two directors each returned 13,650,000 shares of common stock for cancellation for no consideration. On March 27, 2003 the Company's Board of Directors authorized a 14:1 split of the common stock. Accordingly, all references to number of common stock and per share data in the accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

On June 5, 2003, the Company announced $861,500 private placement, funds to help further cell technology. It has accepted subscriptions for 478,611 units, each unit priced at $1.80 and comprised of one common stock and two-share purchase warrants. The first warrant is exercisable for one additional common stock at a price of $2.25 per share, and may be exercised for one year. The second warrant is exercisable for one additional common stock at a price of $2.70 per share, and may be exercised for five years. The securities have not been allotted and will not be registered for trade in the coming year and will therefore be restricted pursuant to Rule 144 under the U.S. Securities and Exchange Act of 1993. Up to June 30, 2003, the Company has accepted additional $128,504 as consideration for subscription with the same terms.

Subsequent balance sheet date, the Company received additional subscriptions in the amount of $444,370 and On July 16, 2003, the Company issued an aggregate of 725,483 common shares and warrants (to all the subscribers), under the above mentioned private placement.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO THE FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 11:- SEGMENT INFORMATION

The Company and its subsidiary operate primarily in two business segments (see Note 1 for a brief description of the Company's business) and follow the requirements of Statement of Financial Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). In the periods prior to the year ended June 30, 2003 there was only one business segment.

	Year ended June 30, 2003

	Stem cells Expansion	Artificial Intelligence Software	Total

Research and development costs	$ *55,371	$ 24,500	$ 79,871
General and administrative expenses	112,957	17,662	130,619
In-process research and development write off	246,470	-	246,470
Financial expenses, net	3,458	2,577	6,035

Net loss	$ 418,256	$ 44,739	$ 462,995

* Relates to the activity of the subsidiary conducted from June 10, 2003 through June 30, 2003.

All of the Company's assets (on a consolidated basis as of June 30, 2003) relate to the Stem Cell Expansion segment. Virtually all of the Artificial Intelligence Software activity is conducted in the United States and all the stem cell expansion activity is conducted in Israel.

Identifiable assets in the United States and in Israel as of June 30, 2003 were $723,457 and $271,137, respectively.

NOTE 12:- FINANCIAL EXPENSES, NET

	Year ended June 30,		For the period from May 11, 2001(date of incorporation) through June 30,
	2003	2002	2003

Translation differences	$ 3,487	$ -	$ 3,487
Interest on short-term bank credit	-	3,450	3,450
Interest accrued on know-how licensors	2,778	-	2,778
Interest income on deposits	(230)	-	(230)

	$ 6,035	$ 3,450	$ 9,485

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO THE FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 13:- INCOME TAX

Reconciliation of the theoretical tax expense (benefit) to the actual tax expense (benefit):

In the year ended June 30, 2003 the main reconciling items from the statutory tax rate of the Company (35%) to the effective tax rate (0%) is carryforward tax losses and tax exempt financial income, for which a full valuation allowance was provided.

Net operating losses carryforwards

The Company has accumulated losses for tax purposes as of June 30, 2003 of approximately $170,000, which may be carried forward and offset against taxable income until 2023.

Utilization of U.S. net operating losses may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

The subsidiary, taxed under the Israeli law, has accumulated losses for tax purposes as of June 30, 2003 in the amount of approximately $370,000 that may be carried forward and offset against taxable income in the future for an indefinite period.

Deferred Income taxes

As of June 30, 2003, the Company and its subsidiary have provided valuation allowances of approximately $160,000 in respect of deferred tax assets resulting from tax loss carryforwards. Management currently believes that since the Company and its subsidiary have a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future.

NOTE 14:- TRANSACTIONS AND BALANCES OF RELATED PARTIES

Transactions with related parties

a. Two Directors and major stockholders returned 27,300,000 common stock to the Company for no consideration. One of these directors has also forgiven the Company a balance of a loan in the amount of $11,760, which was recorded in stockholders' equity.

b. Three of the stockholders of the Company were the beneficiary owners of Pluristem Ltd., which was acquired by the Company for consideration of $1,000 (see also Note 1d).

c. One stockholder is a signatory of the License agreement as an inventor of the technology listed in the said agreement.

PLURISTEM LIFE SYSTEMS INC. AND ITS SUBSIDIARY
(A Development Stage Company)
(Formally - A. I. SOFTWARE INC.)
NOTES TO THE FINANCIAL STATEMENTS

In U.S. Dollars

NOTE 14:- TRANSACTIONS AND BALANCES OF RELATED PARTIES (continued)

d. Balance with related parties

	Year ended June 30,
	2003	2002

Know-how licensors	300,000	-

Due to related parties	-	81,645

Due to previous stockholders of Pluristem Ltd. (see also Note 1d)	1,000	-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 7, 2003, we dismissed our principal independent accountant, Davidson & Company. We engaged Marc Lumer & Company, Certified Public Accountants and Management Consultants, as our principal independent accountant effective May 9, 2003.

The audit report of Davidson & Company on our financial statements for the fiscal year ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the fiscal year ended June 30, 2002 including the subsequent interim periods since engagement through May 7, 2003, the date of dismissal, we had no disagreements with Davidson & Company with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Davidson & Company to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending June 30, 2002, including the subsequent interim periods since engagement through May 7, 2003, the date of dismissal of Davidson & Company, and prior to the appointment of Marc Lumer & Company, we (or anyone on our behalf) did not consult with Marc Lumer & Company regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), we did not consult Marc Lumer & Company in respect to these matters during the time periods detailed herein.

On July 1, 2003, we engaged Kost Forer & Gabbay (a member firm of Ernst & Young Global) as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Marc Lumer & Company on July 1, 2003.

During the interim period from May 9, 2003 to July 1, 2003, there were no disagreements with Marc Lumer & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

In connection with the fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through July 1, 2003, Kost Forer & Gabbay was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through July 1, 2003 preceding the change in accountants, Kost Forer & Gabbay did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Pluristem, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Pluristem Life Systems, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada corporation law provides that:
  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;
  if such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding;
  by independent legal counsel (selected by one or more of our directors, whether or not a quorum and whether or not disinterested) in a written opinion; or
  by our shareholders.

Our bylaws also provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is our director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be exclusive of other rights that the individual is entitled to as a matter of law or otherwise.

We will not indemnify an individual adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he/she improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our bylaws.

Our bylaws provide that individuals may receive advances for expenses if the individual provides a written undertaking to repay the advance unless it shall ultimately be paid by our company as authorized under our bylaws.

We have also entered into Indemnity Agreements with our directors and officers and former directors, including Messrs. Harvey Lawson, Meir Segev, Shai Meretzki, Shmuel Levi, Robert Pico, Doron Shorrer, and Dr. Irit Arbel and Ms. Hava Meretzki. Under the Indemnity Agreements, we are obligated to indemnify and hold harmless the above named directors and officers from and against any and all costs, expenses, or liabilities, arising in law or in equity or under statute, regulation or governmental ordinance of any jurisdiction, common law or otherwise (including legal or other professional fees), which they may suffer in connection with any lawsuit, proceeding, investigation or claim which may be brought or threatened against these directors and officers for any act or in respect of any omission to do by them, in connection with to the management, activities or affairs of our company or the exercise by the directors and officers of their powers or the performance of their duties as a director or officer of our company, whether incurred by reason of negligence, default, breach of duty, failure to exercise due diligence.

Under the Indemnity Agreements, we are also obligated to indemnify and hold harmless the directors and officers from and against any and all costs, fees, damages or liabilities which the directors or officers may suffer, or incur in connection with investigating, initiating, defending, preparing for, providing evidence in, instructing and receiving the advice of his own or other counsel, or any amount paid to satisfy any judgment made, fine imposed, damages or costs or any amount paid or liability incurred by the directors and officers to settle such claims, or any amount of tax assessed against the directors and officers in respect of any indemnity under the Indemnity Agreements.

Under the Indemnity Agreements , we are specifically obligated to indemnify and hold harmless the directors and officers from and against all charges, assessments and liabilities arising by operation of statute and incurred by the directors and officers in relation to the management, operations, activities or affairs of our company in their capacity as our director or officer, including but not limited to all statutory obligations to employees, suppliers, contractors, subcontractors, repairers and the like and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal.

However, we will not be obligated to indemnify and hold harmless the directors and officers under the Indemnity Agreements if the director or officer's failure to act constituted a breach of his fiduciary duties as an officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

We have also purchased directors and officers liability insurance to protect our directors and officers from potential liabilities. The limit of liability of our directors and officers liability insurance is $4,000,000 and the policy period is for one year commencing December 1, 2003.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holder. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$1,234.06
Printing and engraving expenses	$2,000.00(1)
Accounting fees and expenses	$16,000.00(1)
Legal fees and expenses	$35,000.00(1)
Transfer agent and registrar fees	$2,000.00(1)
Fees and expenses for qualification under state securities laws	$0.00
Miscellaneous	$2,000.00(1)
Total	$58,234.06

(1) We have estimated these amounts.

Item 26. Recent Sales of Unregistered Securities.

On July 16, 2003, we closed a private placement with a number of investors for 725,483 units of our securities at the price of $1.80 per unit. Each unit of our securities consisted of one share of our common stock and one warrant to purchase one share of our common stock at the price of $2.25 per share and one warrant to purchase one share of our common stock at the price of $2.70 per share. These subscriptions were private in nature, and the securities were issued in reliance upon Regulation S and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933. Each of the following person was required to represent, among other things, in his or her subscription agreement, that he or she was making the investment for his or her own account and not with a view to distribution of the securities, that he or she would not sell, transfer, assign or otherwise dispose of the securities except in compliance with all applicable securities laws, and that he or she is an accredited investor, as such term is defined in Regulation D of the Securities Act, or that he or she is not a U.S. person, was not offered the securities in the United States and did not execute or deliver the subscription agreement in the United States:
Name of Stockholder	Residency	Number of Units of Securities Subscribed
Ilana Rachmilovitz	Karmiel, Israel	100,000
Osnat Reuveni	Karmiel, Israel	83,333
Elazar Nehoray	Bustan Hagalil, Israel	69,444
Iris Nehoray	Nave Savion, Israel	69,444
Altshuler Shaham Ltd.	Tel Aviv, Israel	55,556

Tsuot Sufa Mutual Fund Ltd.	Tel Aviv, Israel	27,778
David Weiss	Even Yehuda, Israel	27,778
Ruth Karasik	Ra'anana, Israel	55,556
Hirsch Wolf	Brooklyn, New York	83,333
Ultimedia Sales Inc.	Thornhill, Ontario	55,556
Shlomo Shmuelov	Yuvalim, Israel	13,889
Magellan Summit Ltd.	Herzelia, Israel	11,039
Joseph Zikri	Holon, Israel	31,111
Yossef Meir Blonder	Jerusalem, Israel	19,444
Ehud Feldman	Jerusalem, Israel	22,222

On January 20, 2004, we closed a private placement with a number of investors for 3,000,000 shares of our common stock at the price of $0.50 per share. These subscriptions were private in nature, and the securities were issued in reliance upon Rule 506 of Regulation D promulgated under the Securities Act of 1933. Each of the following person was required to represent, among other things, in his or her Securities Purchase Agreement, that he or she was making the investment for his or her own account and not with a view to distribution of the securities, that he or she would not sell, transfer, assign or otherwise dispose of the securities except in compliance with all applicable securities laws, and that he or she is an accredited investor, as such term is defined in Regulation D of the Securities Act:
Name of Stockholder	Residency	Number of Units of Securities Subscribed
Wayne Saker	Chestnut Hill, Massachusetts	200,000
Notzer Chesed	Brooklyn, New York	200,000
Alpha Capital AG	Vaduz, Liechtenstein	800,000
Generation Capital Associates	Atlanta, Georgia	200,000
Professional Traders Fund, LLC	Garden City, New York	200,000
David Klugmann	Lakewood, New Jersey	100,000
Bristol Investment Fund, Ltd.	Hollywood, California	600,000
Gross Foundation, Inc.	Brooklyn, New York	200,000
Stonestreet LP	Toronto, Ontario	400,000
Brickman Investments	New York, New York	100,000

On January 28, 2004, we issued an aggregate of 1,000,000 shares of our common stock to a number of subscribers as compensation for carrying out the investor relations and research activities described in an investor relations agreement entered into between our company and the subscribers. These subscriptions were private in nature, and the securities were issued in reliance upon Rule 506 of Regulation D promulgated under the Securities Act of 1933. Each of the following person was required to represent, among other things, in his or her subscription agreement, that he or she was making the investment for his or her own account and not with a view to distribution of the securities, that he or she would not sell, transfer, assign or otherwise dispose of the securities except in compliance with all applicable securities laws, and that he or she is an accredited investor, as such term is defined in Regulation D of the Securities Act:
Name of Stockholder	Residency	Number of Units of Securities Subscribed
Christopher Gilcher	New York, New York	21,000
Mike King	Las Vegas, Nevada	10,000
Vincent Michael	Dix Hills, New York	50,000
First Line Capital	New York, New York	26,041
Chani Ross	Brooklyn, New York	442,959
Mark Zegal	Brooklyn, New York	450,000

Item. 27. Exhibits.

Exhibits required by Item 601 of Regulation S-B

(3) Articles of Incorporation and Bylaws

3.1 Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed September 10, 2001).

3.2 Bylaws (incorporated by reference from our registration statement on Form SB-2 filed September 10, 2001).

3.3 Restated Bylaws (incorporated by reference from our Quarterly Report on Form 10-QSB filed November 19, 2003).

(5) Opinion on Legality

5.1 Opinion of Clark, Wilson regarding the legality of the securities being registered.

(10) Material Contracts

10.1 Software Development Agreement (incorporated by reference from our registration statement on Form SB-2 filed September 10, 2001).

10.2 Exclusive, World Wide Patent and Technology License and Assignment Agreement (incorporated by reference from our Current Report on Form 8-K filed May 6, 2003).

10.3 Form of Subscription Agreement between our company and those investors listed who participated in the private placement which closed on July 16, 2003:

Ilana Rachmilovitz	100,000 units
Osnat Reuveni	83,333 units
Elazar Nehoray	69,444 units
Iris Nehoray	69,444 units

Altshuler Shaham Ltd.	55,556 units
Tsuot Sufa Mutual Fund Ltd.	27,778 units
David Weiss	27,778 units
Ruth Karasik	55,556 units
Hirsch Wolf	83,333 units
Ultimedia Sales Inc.	55,556 units
Shlomo Shmuelov	13,889 units
Magellan Summit Ltd.	11,039 units
Joseph Zikri	31,111 units
Yossef Meir Blonder	19,444 units
Ehud Feldman	22,222 units

10.4 Form of Registration Rights Agreement between our company and those investors listed who participated in the private placement which closed on January 15, 2004:

Wayne Saker	520,000 common shares
Notzer Chesed	520,000 common shares
Alpha Capital AG	2,080,000 common shares
Generation Capital Associates	520,000 common shares
Professional Traders Fund, LLC	520,000 common shares
David Klugmann	260,000 common shares
Bristol Investment Fund, Ltd.	1,560,000 common shares
Gross Foundation, Inc.	520,000 common shares
Stonestreet LP	1,040,000 common shares
Brickman Investments	260,000 common shares

10.5 Form of Securities Purchase Agreement between our company and those investors listed who participated in the private placement which closed on January 20, 2004:

Wayne Saker	200,000 units
Notzer Chesed	200,000 units
Alpha Capital AG	800,000 units
Generation Capital Associates	200,000 units
Professional Traders Fund, LLC	200,000 units
David Klugmann	100,000 units
Bristol Investment Fund, Ltd.	600,000 units
Gross Foundation, Inc.	200,000 units
Stonestreet LP	400,000 units
Brickman Investments	100,000 units

10.6 Form of Investors Relations Agreements between our company and those individuals carrying out investor realtions activities dated January 28, 2004:

Christopher Gilcher	21,000 common shares
Mike King	10,000 common shares
Vincent Michael	50,000 common shares
First Line Capital	26,041 common shares
Chani Ross	442,959 common shares
Mark Zegal	450,000 common shares

(16) Letter on Change in Certifying Accountant

16.1 Letter from Davidson & Company, Chartered Accountants, dated May 7, 2003 (incorporated by reference from our Current Report on Form 8-K filed May 13, 2003).

16.2 Letter from Marc Lumer & Company, Certified Public Accoutants, dated July 7, 2003 (incorporated by reference from our Current Report on Form 8-K filed July 8, 2003).

(21) Subsidiaries

Pluristem, Ltd., an Israeli company.

(23) Consent of Experts and Counsel

21.1 Consent of Clark, Wilson (contained in Exhibit 5).

21.2 Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

21.3 Consent of Davidson & Company.

Item 28. Undertakings.

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Haifa, Israel on February 26, 2004.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Irit Arbel
Dr. Irit Arbel, President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: February 26, 2004

By: /s/ Doron Shorrer
Doron Shorrer, Chairman of the Board and Director
Dated: February 26, 2004

By: /s/ Meir Segev
Meir Segev, Director
Dated: February 26, 2004

By: /s/ Hava Meretzki
Hava Meretzki, Director
Dated: February 26, 2004

By: /s/ Robert Pico
Robert Pico, Director
Dated: February 26, 2004

By: /s/ Shmuel Levi
Shmuel Levi, Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: February 26, 2004

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Dr. Irit Arbel as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Irit Arbel
Dr. Irit Arbel, President, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: February 26, 2004

By: /s/ Doron Shorrer
Doron Shorrer, Chairman of the Board and Director
Dated: February 26, 2004

By: /s/ Meir Segev
Meir Segev, Director
Dated: February 26, 2004

By: /s/ Hava Meretzki
Hava Meretzki, Director
Dated: February 26, 2004

By: /s/ Robert Pico
Robert Pico, Director
Dated: February 26, 2004

By: /s/ Shmuel Levi
Shmuel Levi, Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: February 26, 2004